EXHIBIT 99.B

ALDERWOODS GROUP, INC. AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005.
INDEX TO FINANCIAL STATEMENTS

Page
Alderwoods Group, Inc., Consolidated Financial Statements	1
Report of Independent Registered Public Accounting Firm	2
Consolidated Balance Sheets as of December 31, 2005 and January 1, 2005	3
Consolidated Statements of Operations for the 52 Weeks Ended December 31, 2005, 52 Weeks Ended January 1, 2005, and 53 Weeks Ended January 3, 2004	4
Consolidated Statements of Stockholders’ Equity for the 52 Weeks Ended December 31, 2005, 52 Weeks Ended January 1, 2005, and 53 Weeks Ended January 3, 2004	6
Consolidated Statements of Cash Flows for the 52 Weeks Ended December 31, 2005, 52 Weeks Ended January 1, 2005, and 53 Weeks Ended January 3, 2004	9
Notes to the Consolidated Financial Statements	10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Alderwoods Group, Inc.
     We have audited the accompanying consolidated balance sheets of Alderwoods Group, Inc. as at December 31, 2005 and January 1, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fifty-two weeks ended December 31, 2005, the fifty-two weeks ended January 1, 2005 and the fifty-three weeks ended January 3, 2004. In connection with our audits of the consolidated financial statements, we also have audited the information with respect to the Company in financial statement Schedule II included in Item 15 of the Company’s annual report on Form 10-K. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alderwoods Group, Inc. as at December 31, 2005 and January 1, 2005, and the results of its operations and its cash flows for the fifty-two weeks ended December 31, 2005, the fifty-two weeks ended January 1, 2005 and the fifty-three weeks ended January 3, 2004, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedules when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Alderwoods Group, Inc.’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 10, 2006 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.
/s/ KPMG LLP
Chartered Accountants
Vancouver, Canada
March 10, 2006

ALDERWOODS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
Expressed in thousands of dollars
except number of shares

	December 31,	January 1,
	2005	2005
ASSETS
Current assets
Cash and cash equivalents	$7,455	$9,379
Receivables, net of allowances	52,862	66,445
Inventories	15,784	16,730
Other	6,885	27,622
Assets held for sale	—	82,056

	82,986	202,232
Pre-need funeral receivables and trust investments	334,427	336,030
Pre-need cemetery receivables and trust investments	307,322	311,654
Cemetery property	116,467	119,042
Property and equipment	542,901	540,255
Insurance invested assets	294,598	250,785
Deferred income tax assets	13,057	8,161
Goodwill	295,890	321,134
Cemetery perpetual care trust investments	243,805	246,052
Other assets	42,850	37,082

	$2,274,303	$2,372,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$119,734	$140,662
Current maturities of long-term debt	2,435	9,083
Liabilities associated with assets held for sale	—	61,428

	122,169	211,173
Long-term debt	371,040	454,557
Deferred pre-need funeral and cemetery contract revenue	91,618	82,971
Non-controlling interest in funeral and cemetery trusts	548,497	553,617
Insurance policy liabilities	266,729	214,745
Deferred income tax liabilities	10,552	20,357
Other liabilities	21,983	21,954

	1,432,588	1,559,374

Non-controlling interest in perpetual care trusts	243,962	257,141
Stockholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,458,864 issued and outstanding (2004 — 40,017,454)	405	400
Capital in excess of par value	743,126	740,210
Accumulated deficit	(172,405)	(213,588)
Accumulated other comprehensive income	26,627	28,890

	597,753	555,912

	$2,274,303	$2,372,427

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Expressed in thousands of dollars
except per share amounts and number of shares

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31,	January 1,	January 3,
	2005	2005	2004
Revenue
Funeral	$479,799	$472,935	$491,611
Cemetery	174,110	164,052	168,024
Insurance	95,005	80,124	61,127

	748,914	717,111	720,762

Costs and expenses
Funeral	392,544	376,646	378,195
Cemetery	151,914	140,145	139,299
Insurance	89,937	75,415	59,375

	634,395	592,206	576,869

	114,519	124,905	143,893
General and administrative expenses	42,815	51,218	56,281
Provision for asset impairment	(1,379)	1,787	5,229

Income from operations	73,083	71,900	82,383
Interest on long-term debt and refinancing costs (Note 6)	30,069	78,079	76,453
Other expense (income), net	(4,662)	(1,162)	4,056

Income (loss) before income taxes	47,676	(5,017)	1,874
Income taxes	4,815	(1,453)	(6,485)

Net income (loss) from continuing operations	42,861	(3,564)	8,359
Discontinued operations (Note 19)
Income (loss) from discontinued operations	(1,412)	19,400	6,870
Income taxes	266	6,487	4,422

Net income (loss) from discontinued operations	(1,678)	12,913	2,448

Net income	$41,183	$9,349	$10,807

Basic earnings per Common share:
Net income (loss) from continuing operations	$1.06	$(0.09)	$0.21
Net income (loss) from discontinued operations	(0.04)	0.32	0.06

Net income	$1.02	$0.23	$0.27

Diluted earnings per Common share:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31,	January 1,	January 3,
	2005	2005	2004
Net income (loss) from continuing operations	$1.03	$(0.09)	$0.21
Net income (loss) from discontinued operations	(0.04)	0.32	0.06

Net income	$0.99	$0.23	$0.27

Basic weighted average number of shares outstanding (thousands)	40,245	40,001	39,971

Diluted weighted average number of shares outstanding (thousands)	41,602	41,132	40,465

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Expressed in thousands of dollars
except number of shares

			Capital in		Accumulated Other
		Common Stock	Excess of	Accumulated	Comprehensive
	Shares	Par Value	Par Value	Deficit	Income	Total
Balance at December 28, 2002	39,941,271	$399	$739,711	$(233,744)	$17,036	$523,402
Comprehensive income:
Net income				10,807		10,807
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					15,187	15,187
Unrealized loss on insurance invested assets, net of income tax recovery of $2,925					(4,790)	(4,790)
Less: reclassification adjustments for realized gain on insurance invested assets included in net income, net of income taxes of $345					(642)	(642)
Unrealized gain on derivatives, net of income taxes of $nil					689	689
Comprehensive income						21,251
Common stock issued:
Stock issued in connection with the settlement of certain unsecured claims	21,140	1	106			107
Stock issued as compensation in lieu of cash	18,818		105			105
Stock issued under equity incentive plan	3,750		28			28

Balance at January 3, 2004	39,984,979	400	739,950	(222,937)	27,480	544,893
Comprehensive income:
Net income				9,349		9,349

			Capital in		Accumulated Other
		Common Stock	Excess of	Accumulated	Comprehensive
	Shares	Par Value	Par Value	Deficit	Income	Total
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					5,324	5,324
Unrealized loss on insurance invested assets, net of income tax recovery of $2,770					(2,890)	(2,890)
Less: reclassification adjustments for realized gain on insurance invested assets included in net income, net of income taxes of $1,214					(2,254)	(2,254)
Unrealized gain on derivatives, net of income taxes of $nil					1,571	1,571
Less: reclassification adjustments for realized gain on derivatives included in net income, net of income taxes of $nil					(341)	(341)
Comprehensive income						10,759
Common stock issued:
Stock issued in connection with the settlement of certain unsecured claims	5,977		31			31
Stock issued as compensation in lieu of cash	16,498		173			173
Stock issued under equity incentive plan	10,000		56			56

Balance at January 1, 2005	40,017,454	$400	$740,210	$(213,588)	$28,890	$555,912
See accompanying notes to the consolidated financial statements

			Capital in		Accumulated Other
		Common Stock	Excess of	Accumulated	Comprehensive
	Shares	Par Value	Par Value	Deficit	Income	Total
Balance at January 1, 2005	40,017,454	$400	$740,210	$(213,588)	$28,890	$555,912
Comprehensive income:
Net income				41,183		41,183
Other comprehensive income (loss):
Foreign currency translation adjustment, net of income taxes of $nil					3,138	3,138
Unrealized loss on insurance invested assets, net of income tax recovery of $2,331					(4,328)	(4,328)
Less: reclassification adjustments for realized gain on insurance invested assets included in net income, net of income taxes of $9					(17)	(17)
Unrealized loss on derivatives, net of income taxes of $nil					(480)	(480)
Less: reclassification adjustments for realized gain on derivatives included in net income, net of income taxes of $nil					(576)	(576)
Comprehensive income						38,920
Common stock issued:
Stock issued as compensation in lieu of cash	10,160		144			144
Stock issued under equity incentive plan	431,250	5	2,772			2,777

Balance at December 31, 2005	40,458,864	$405	$743,126	$(172,405)	$26,627	$597,753

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Expressed in thousands of dollars

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31,	January 1,	January 3,
	2005	2005	2004
CASH PROVIDED BY (APPLIED TO)
Operations
Net income	$41,183	$9,349	$10,807
(Income) loss from discontinued operations, net of tax	1,678	(12,913)	(2,448)
Items not affecting cash
Depreciation and amortization	44,598	42,093	40,222
Amortization of debt issue costs	3,186	10,118	3,220
Insurance policy benefit reserves	49,532	40,705	28,772
Provision for asset impairment	(1,379)	1,787	5,229
Loss (gain) on disposal of assets	(4,966)	(3,530)	1,056
Deferred income taxes	13,860	(5,126)	(1,950)
Premium on long-term debt repurchase	282	32,450	1,266
Other, including net changes in other non-cash balances	(540)	(10,653)	51,022

Net cash provided by continuing operations	147,434	104,280	137,196
Net cash provided by (used in) discontinued operations	(601)	15,309	18,579

	146,833	119,589	155,775

Investing
Proceeds on disposition of business assets	20,721	20,917	11,409
Purchase of property and equipment	(42,510)	(37,183)	(25,202)
Purchase of insurance invested assets	(126,811)	(138,346)	(117,689)
Proceeds on disposition and maturities of insurance invested assets	79,647	86,763	78,059

Net cash used in continuing operations	(68,953)	(67,849)	(53,423)
Net cash provided by discontinued operations	7,908	108,975	23,710

	(61,045)	41,126	(29,713)

Financing
Increase in long-term debt	11,198	390,044	330,455
Repayment of long-term debt	(101,630)	(582,608)	(458,868)
Issuance of Common Stock	2,777	56	28

Net cash used in continuing operations	(87,655)	(192,508)	(128,385)
Net cash used in discontinued operations	(57)	(440)	(2,177)

	(87,712)	(192,948)	(130,562)

Decrease in cash and cash equivalents	(1,924)	(32,233)	(4,500)
Cash and cash equivalents, beginning of year	9,379	41,612	46,112

Cash and cash equivalents, end of year	$7,455	$9,379	$41,612

See accompanying notes to the consolidated financial statements

ALDERWOODS GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts expressed in thousands of dollars except per share amounts)
NOTE 1. NATURE OF OPERATIONS
     Alderwoods Group, Inc., a Delaware corporation (“Alderwoods Group” and, together with its subsidiaries unless the context otherwise requires, the “Company”) is the second-largest operator of funeral homes and cemeteries in North America based on total revenue and number of locations. As of December 31, 2005, the Company operated 594 funeral homes and 72 cemeteries and 60 combination funeral homes and cemeteries throughout North America.
     The Company’s funeral operations encompass making funeral and cremation arrangements on an at-need or pre-need basis. The Company’s funeral operations offer a full range of funeral services, including the collection of remains, registration of death, professional embalming, use of funeral home facilities, sale of caskets and other merchandise and transportation to a place of worship, funeral chapel, cemetery or crematorium.
     The Company’s cemetery operations assist families in making burial arrangements and offer a complete line of cemetery products (including a selection of burial spaces, burial vaults, lawn crypts, caskets, memorials, niches, mausoleum crypts and other merchandise), the opening and closing of graves and cremation services.
     The Company’s insurance operations sell a variety of insurance products, primarily to fund pre-need funeral services.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Fiscal year
     The Company’s fiscal year ends on the Saturday nearest to December 31 in each year (whether before or after such date).
     The first and second fiscal quarters each consist of 12 weeks and the third fiscal quarter consists of 16 weeks. In order to cause the fourth fiscal quarter to end on the same day as the fiscal year, the fourth fiscal quarter will consist of 13 weeks rather than 12 weeks in certain years.
Basis of Presentation
     The Company is the successor to The Loewen Group Inc. (the “Predecessor”) and its subsidiaries, including Loewen Group International, Inc., a Delaware corporation (“Loewen International”). On June 1, 1999, the Predecessor filed a petition for creditor protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and voluntarily filed an application for creditor protection under the Companies’ Creditors Arrangement Act (“Creditors Arrangement Act”) with the Ontario Superior Court of Justice, Toronto, Ontario, Canada (the “Canadian Court”). The Bankruptcy Court confirmed, and the Canadian Court recognized, the plan of reorganization (the “Plan”) in December 2001 and on January 2, 2002 (the “Effective Date”), the Company emerged from reorganization proceedings.
     At December 31, 2001, the Company adopted fresh start reporting in accordance with AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” As a result of the application of fresh start reporting, significant adjustments were made to the Company’s historical assets and liabilities, as the fair values varied significantly from the amounts recorded by the Predecessor as of December 31, 2001.

     The consolidated financial statements include the accounts of the Company, its subsidiary companies and operations controlled by the Company through sales and management agreements. All subsidiaries are wholly owned, except for a few companies with small minority interests. The consolidated financial statements also include the accounts of the funeral trusts, cemetery merchandise and service trusts and perpetual care trusts, and several pooled investment funds created for such trusts in which the Company has a variable interest and is the primary beneficiary.
     All significant inter-entity balances and transactions have been eliminated in the consolidated financial statements. The consolidated financial statements have been prepared using the U.S. dollar and are presented in accordance with United States generally accepted accounting principles (“GAAP”).
Use of estimates
     The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. As a result, actual amounts could significantly differ from those estimates.
Funeral operations
     Sales of at-need funeral services are recorded as revenue when the service is performed.
     Pre-need funeral services contracts provide for future funeral services, generally determined by prices prevailing at the time the contract is signed. The payments made under the contract, in part, are either placed in trust or are used to pay the premiums of life insurance policies under which the Company is designated as beneficiary. Pre-need funeral services contract amounts are deferred until the service is performed. The Company estimates that trust fund investment earnings and annual insurance benefits exceed the increase in cost over time of providing the related services.
     The Company records amounts in funeral trusts in which the Company is not the primary beneficiary as amounts receivable from funeral trusts. Earnings in these trusts are deferred until the service is performed. The Company does not record on the consolidated balance sheet amounts associated with insurance funded pre-need contracts for which the Company has not serviced the contract.
     The Company records the assets in the funeral trusts in which the Company is the primary beneficiary as trust investments at their fair value in accordance with the FASB’s Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“FAS No. 115”). The liabilities of these trusts that are consolidated consist principally of the trusted portion of the Company’s obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts.
     Realized earnings from funeral trust investments and related expenses of the trusts are recognized in other expense (income). Typically, an offsetting accretion for the non-controlling interest in the trusts is included as interest expense in other expense (income). Unrealized gains and losses of funeral trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in funeral trusts in the Company’s consolidated balance sheet.
     Selling costs related to the sale of pre-need funeral services are expensed in the period incurred.
Cemetery operations
     Sales of cemetery merchandise and services and at-need cemetery interment rights are recorded as revenue when the merchandise is delivered or service is performed.
     Sales of pre-need cemetery interment rights are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate” (“FAS No. 66”) and EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). Accordingly, provided certain collectibility criteria are met, pre-need cemetery interment rights sales of developed cemetery property are deferred until a minimum of 10 percent of the sales price has been collected, while pre-need cemetery interment right sales of undeveloped cemetery property are deferred and revenue is recognized on a percentage of completion basis as the cemetery property is developed. Multiple element cemetery contract arrangements are allocated based on objective evidence of fair value, and revenue is recorded when the criteria for revenue recognition has been met for each element. For pre-need sales of cemetery merchandise and services, revenue is deferred until the delivery of such merchandise or performance of such services occurs.
     Pursuant to various state and provincial laws, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trusts. The Company records the assets in the cemetery merchandise and service trusts in which the Company is the primary beneficiary as trust investments at their fair value in accordance with FAS No. 115.
     The liabilities of the trusts consist principally of the trusted portion of the Company’s obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts.
     Realized earnings from cemetery merchandise and service trust investments and related expenses of the trusts are recognized in other expense (income). Typically, an offsetting accretion expense for the non-controlling interest in the trusts is included as interest expense in other expense (income). The net amount of realized earnings on merchandise and service trust funds are recorded as cemetery revenue when the merchandise is delivered and service performed. Unrealized gains and losses of cemetery merchandise and service trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in cemetery merchandise and service trusts in the Company’s consolidated balance sheet.
     All direct and indirect selling costs associated with the sale of cemetery products are expensed in the period incurred. The costs associated with fulfilling pre-need cemetery contracts are expensed at the same time as the related revenue is recognized. All costs associated with cemetery interment rights are expensed at the time of sale, due to the revenues being recognized pursuant to FAS No. 66. All costs associated with cemetery merchandise are expensed at the time the pre-need contract is serviced. All costs associated with cemetery services are expensed as incurred. These costs are generally not incurred until the contract is serviced, due to these costs primarily being labor costs.
     Interest is imputed at a market rate for financed pre-need cemetery contracts that do not bear a market rate of interest.
Perpetual care trusts
     A portion of the proceeds from cemetery sales for interment rights is generally required by law to be paid into perpetual or endowment care trusts. The Company records the assets in the perpetual care trusts as trust investments at their fair value in accordance with FAS No. 115.
     The principal in perpetual care trusts is required to be held in perpetuity and is not redeemable by the Company or the customer. Accordingly, the equity interest in the perpetual care trusts is presented as a non-controlling interest in perpetual care trusts between liabilities and stockholders’ equity in the Company’s consolidated balance sheet.
     Realized earnings from cemetery perpetual care trust investments are recognized in other expense (income) in accordance with FAS No. 115. Typically, an offsetting accretion expense for the non-controlling interest in perpetual care trusts is also recorded in other expense (income). Distributable earnings from the perpetual care trusts are recognized in cemetery revenue to the extent of qualifying cemetery maintenance costs. Historically, qualifying cemetery maintenance costs have exceeded distributable earnings at individual cemeteries. Unrealized gains and losses on perpetual care trust investments are recorded in both cemetery perpetual care trust investments and, net of tax, in non-controlling interest in perpetual care trusts in the Company’s consolidated balance sheet. Generally, net capital gains of cemetery perpetual care trust investments are not eligible for distribution to the Company.
Insurance operations
     Insurance invested assets include fixed-maturity investments, cash and short-term investments held by the Company’s wholly-owned insurance company. The Company classifies all of its fixed-maturity investments held by the

Company’s insurance company as available-for-sale. Investments classified as available-for-sale are carried at fair value with unrealized gains and losses, net of deferred taxes, reflected directly in accumulated other comprehensive income. Short-term investments include fixed maturities which mature within one year from the date of purchase, money market mutual funds and repurchase agreements.
     Insurance invested liabilities include liabilities for future policy benefits, policy claims and other benefits payable, and premiums collected in advance. The Company establishes a liability for future policy benefits related to its traditional whole life and limited-payment life insurance products using the net level premium method based on estimated investment yields and discretionary policy growth rates, mortality, persistency and other assumptions which were considered appropriate at the time the policies were issued. Benefit reserves for annuity contracts represent policy account balances before applicable surrender charges. Additionally, the Company establishes a liability for the impact of known policy benefits payable and estimated claims that have been incurred but not yet reported to the Company. The estimate of unreported claims is based on prior experience.
     For traditional life and participating life products, premiums are recognized as revenue when due from policyholders. Benefits and expenses are matched with earned premiums to result in recognition of profits over the life of the policy contracts. This association is accomplished by means of the provision for liabilities for future policy benefits and the amortization of deferred policy acquisition costs.
     Revenues from annuity contracts represent principally surrender charges. Expenses from annuity contracts represent principally accumulated interest. Policy account balances for annuities represent the deposits received plus accumulated interest.
     Investment income, net of investment expenses, and realized gains and losses related to insurance invested assets are included within revenues.
     Insurance costs and expenses include policy benefits and claims, changes in policy benefit reserves, amortization of deferred acquisition costs, commissions, salaries, employee benefits, and other operating expenses. Policy benefits and expenses are recognized in income over the life of the policy contracts.
     To the extent recoverable, certain costs of acquiring new insurance business have been deferred. Such costs consist of first-year commissions in excess of renewal rates, direct underwriting and issuance costs.
     The deferred policy acquisition costs on traditional life products are amortized with interest over the anticipated premium-paying period of the related policies, in proportion to the ratio of annual gross premium revenue to be received over the life of the policies. Expected premium revenue is estimated by using the same mortality and withdrawal assumptions used in computing liabilities for future policy benefits.
     Also, the present value of future profits of acquired insurance business in force is amortized over the expected premium-paying period of the policies acquired.
Cash and cash equivalents
     Cash and cash equivalents include cash and term deposits with a term to maturity at acquisition of less than or equal to 90 days.
Inventories
     Inventories are carried at the lower of cost, determined primarily on a specific identification basis or a first-in first-out basis, and net realizable value.

Consolidation of trusts
     Beginning January 4, 2004, the Company accounts for its variable interest in the approximately 600 funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts, in accordance with FASB interpretation No. 46 (FIN No. 46R). The consolidation of the Company’s interests did not change the legal relationships among these trusts, pooled investment funds, the Company, and its holders of pre-need contracts. The Company does not consolidate certain funeral trusts for which the Company does not absorb a majority of their expected losses, as it is not considered the primary beneficiary of these funeral trusts under FIN No. 46R.
     Under FIN No. 46R, the Company records the assets in the funeral, cemetery merchandise and service, and perpetual care trusts, and several pooled investment funds created for such trusts, in which the Company is the primary beneficiary as trust investments at their fair value in accordance with FAS No. 115.
     The liabilities of the funeral and cemetery merchandise and service trusts, and several pooled investment funds consist principally of the trusted portion of the Company’s obligation to the pre-need contract holders, which is reflected as non-controlling interest in the trusts. The equity interest in the perpetual care trusts presented as a non-controlling interest in perpetual care trusts between liabilities and stockholders’ equity in the Company’s consolidated balance sheet as the principal in perpetual care trust is required to be held in perpetuity and is not redeemable by the Company or the customer.
     Beginning January 4, 2004, realized earnings from funeral and cemetery merchandise and service trust investments and related expenses of the trusts are recognized in other expense (income). In addition, the accretion of the non-controlling interest in the trusts is included as interest expense in other expense (income). Unrealized gains and losses of funeral and cemetery merchandise and service trust investments are recorded in both trust investments and, net of tax, in non-controlling interest in funeral and cemetery trust in the Company’s consolidated balance sheet.
     Beginning January 4, 2004, realized earnings from cemetery perpetual care trust investments are recognized in other expense (income). Accretion expense on the non-controlling interest in perpetual care trusts is also recorded in other expense (income). To the extent of qualifying cemetery maintenance costs, distributable earnings from the perpetual care trust are recognized in cemetery revenue. Beginning January 4, 2004, unrealized gains and losses on perpetual care trust investments are recorded in both cemetery perpetual care trust investments and, net of tax, in non-controlling interest in perpetual care trusts in the Company’s consolidated balance sheet. Generally, net capital gains of cemetery perpetual care trust investments are not eligible for distribution to the Company.
     Creditors of the consolidated trusts, if any, have no recourse to the general credit of the Company, except as provided under contracts executed by the the Company or its subsidiaries.
Cemetery property
     Cemetery property, including capitalized interest, consists of developed plots, lawn crypts, mausoleums or niches and undeveloped land, and is valued at average cost. Amounts are expensed as revenue from sales of cemetery property is recognized.
Property and equipment
     Property and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings and improvements	10 to 20 years for buildings and the shorter of 10 years or the lease term for leasehold improvements
Automobiles	2 to 5 years
Furniture, fixtures and equipment	5 to 10 years
Computer hardware and software	3 to 6 years

Goodwill and intangible assets
     Goodwill, resulting from reorganization value in excess of identifiable net assets and purchase acquisitions, is not amortized, but tested annually for impairment. The Company’s reporting units for goodwill are its reportable funeral and cemetery operating segments, and its insurance reporting unit.
     Identifiable intangible assets consist of deferred insurance policy acquisition costs, present value of future insurance business profits and acquired key employee covenants not to compete, which are amortized over their respective useful lives using a method reflecting the pattern in which such assets are consumed.
Financial instruments
     Financial instruments that potentially subject the Company to concentrations of credit or collection risk principally consist of cash and cash equivalents, customer receivables, receivables from trusts, and trust investments.
     The Company maintains its cash and cash equivalents in bank deposit accounts with various major financial institutions which, at times may exceed federally insured limits. The Company has not experienced any losses in such deposit accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.
     Concentrations of credit risk with respect to customer receivables are minimal, due to the low dollar amount of each receivable, the large number of customers and the large dispersion of the receivables across many geographic areas.
     Funeral and cemetery merchandise and service trust investments represent customer payments on pre-need funeral contracts and pre-need cemetery contracts that are placed into state regulated trusts, and generally do not subject the Company to significant collection risk. Funds placed into certain state regulated trusts are limited to federally insured deposits and or U.S. Government bonds. The Company’s policies with respect to trust fund investments are specifically designed such that investments are diversified primarily in cash, fixed income and equity securities and are maintained with various high quality and reputable counterparties, as well as to minimize concentrations of credit risk by not maintaining disproportionately large balances in any one financial counterparty. As of December 31, 2005, the Company had a significant concentration of small restricted cash trust accounts in the aggregate amount of $53,177,000 (2004 — $63,175,000) with one financial institution.
     A summary of the cost and fair values of financial instruments is as follows:

	December 31, 2005		January 1, 2005
	Carrying Value	Fair Value	Carrying Value	Fair Value
Amounts receivable from funeral trusts (see Note 3)	$29,893	$29,893	$27,243	$27,243
Long-term debt (see Note 6)	373,475	380,475	463,640	480,682
Derivative instruments (see Note 21)	941	941	2,087	2,087

	$404,309	$411,309	$492,970	$510,012

     The carrying amount of cash and cash equivalents, receivables, and accounts payable and accrued liabilities approximates fair value due to the short-term maturities of these instruments.
     The carrying amount of funeral, cemetery and perpetual care trust investment and insurance investments are classified as available for sale securities and recorded at fair value based on quoted market prices.

Derivative Financial Instruments
     The Company accounts for its derivative financial instruments in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“FAS No. 133”). The Company records derivative instruments in the consolidated balance sheet as either an asset or liability measured at its fair value. Changes in the derivative’s fair value are recognized currently in earnings unless specific hedge accounting criteria are met. The Company formally documents, designates and assesses the effectiveness of transactions that receive hedge accounting.
     The Company has a significant portion of its corporate and administrative functions in Canada. Expenses for these functions are paid principally in Canadian dollars and have predictable future cash outflows (“Foreign Currency Expenditure”). The Company has a program to hedge the variability in the United States dollar equivalent of a portion of the Foreign Currency Expenditure due to the fluctuation in the exchange rate between the United States dollar and Canadian dollar (“Foreign Currency Hedge Program”). The Company uses forward foreign exchange contracts and foreign exchange option contracts to partially mitigate foreign exchange variability. In accordance with FAS No. 133, the Company has designated the Foreign Currency Hedge Program as qualifying for hedge accounting.
     For derivatives that qualify and are designated as hedges of future cash flows, the effective portion of changes in fair values (the “Effective Portion”) are reported in stockholders’ equity under accumulated other comprehensive income. The Effective Portion is recognized in earnings and included in general and administrative expense when the related Foreign Currency Expenditure affects earnings. In cases where the Company revises its Foreign Currency Expenditure estimates, the Effective Portion attributable to the extent of any downward change in the Foreign Currency Expenditure estimates will be reclassified from accumulated other comprehensive income to current earnings and included in general and administrative expenses. The Company designates the change in fair value of forward foreign exchange contracts due to the change in forward points and the change in fair value of foreign exchange option contracts due to the change in time value as the “Ineffective Portion.” The changes in fair values of derivatives that are not designated as hedges and the Ineffective Portion are recognized currently and included with foreign exchange gains/losses, which are reported in general and administrative expense.
Stock based compensation plans
     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” as interpreted by Financial Accounting Standards Board (“FASB”) Interpretation No. 44 (“FIN 44”), “Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB 25” and Emerging Issues Task Force No. 00-23 (“EITF 00-23”), “Issues related to the Accounting for Stock Compensation under APB 25 and FIN 44,” and FASB Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans,” and complies with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of SFAS 123.”
     Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company’s stock and the exercise price. Compensation expense is also recorded when the number of shares to be issued upon exercise is not determinable, as with the tandem appreciation right where the number of shares issued is dependent upon the exchange of the option for the tandem appreciation right. SFAS No. 123 as amended by SFAS No. 148 requires a fair-value based method of accounting for an employee stock option or similar equity instrument.
     Had compensation cost for the Company’s stock-based plan, including options grants and restricted stock issuances been determined using the Black-Scholes option pricing model at the grant date for awards granted in accordance with the provisions of SFAS No. 123, the Company’s net income would have been the amounts indicated below:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Net income, as reported	$41,183	$9,349	$10,807
Total stock-based employee compensation expense determined under fair value-based method, net of tax	(2,805)	(2,584)	(2,479)

Pro forma net income	$38,378	$6,765	$8,328

Net income per common share:
Basic, as reported	$1.02	$0.23	$0.27
Basic, pro forma	0.95	0.17	0.21
Diluted, as reported	0.99	0.23	0.27
Diluted, pro forma	0.92	0.16	0.21

ALDERWOODS GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts expressed in thousands of dollars except per share amounts)
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Income taxes
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided against deferred tax assets to the extent recoverability of the asset cannot be considered to be more likely than not.
     In accordance with the principles of fresh start reporting, any future reduction of valuation allowances established at the Effective Date as a result of the utilization of benefits will reduce goodwill established at the Effective Date or, if such goodwill has been reduced to zero, increase capital in excess of par value.
Foreign currency translation
     The assets and liabilities of the Company’s foreign subsidiaries, which have a functional currency other than the U.S. dollar, are translated into U.S. dollars at the rates of exchange as of the consolidated balance sheet date, and revenue and expenses are translated at the average rates of exchange for the periods of operation. The net gains or losses arising from the translations are included in stockholders’ equity as a component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity.
Comparability
     Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year, due to, among other things, the reclassification of assets held for sale as discontinued operations.
Accounting changes and recent accounting standards
Recent accounting standards
     In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FAS No. 123R”). FAS No. 123R requires companies to recognize compensation expense in an amount equal to the fair value of the share-based payment (including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans) issued to employees. FAS No. 123R applies to all transactions involving issuance of equity by a Company in exchange for goods and services, including employee services. FAS No. 123R is effective in the first interim or annual reporting period of the first fiscal year beginning on or after June 15, 2005. The Company will adopt FAS No. 123R in the first fiscal quarter of its 2006 fiscal year and expects to use the modified prospective application method, which results in no restatement of the Company’s previously issued annual consolidated financial statements. The adoption of FAS No. 123R is expected to result in additional compensation expense of approximately $3.7 million for the 2006 fiscal year.

NOTE 3. PRE-NEED FUNERAL RECEIVABLES AND TRUST INVESTMENTS
     The balance in pre-need funeral receivables and trust investments represents customer receivables and funeral trust investments related to unperformed, price-guaranteed, pre-need funeral contracts. The components of pre-need funeral receivables and trust investments in the consolidated balance sheets are as follows:

	December 31, 2005	January 1, 2005
Customer receivables	$38,438	$37,146
Allowance for contract cancellations and refunds	(15,988)	(17,287)
Funeral trust investments	282,084	288,928
Amounts receivable from funeral trusts	29,893	27,243

Pre-need funeral receivables and trust investments	$334,427	$336,030

     For customer receivables, an allowance for cancellations and refunds is provided at the date of pre-need funeral contract sale based on management’s best estimates and is offset by an allowance against deferred pre-need funeral contract revenue.
     Certain of the funeral trusts have not been consolidated, because the Company is not the primary beneficiary. Accordingly, they are reported as amounts receivable from funeral trusts. Amounts receivable from funeral trusts represent a portion of the proceeds from the sale of pre-need funeral services, deposited in accordance with state and provincial trusting laws with various financial institutions, together with accrued earnings. The Company will recognize and generally receive these amounts when the merchandise is delivered or service is performed.
     As of December 31, 2005, the fair value of funeral trust investments classified as available-for-sale securities was based on quoted market prices. The carrying values of restricted cash and cash equivalents, and other investments approximate their fair values, due to their short-term to maturity. Funeral trust investments are evaluated for other-than-temporary impairment. Other-than-temporary impairment is required to be reflected in current earnings as a realized loss. It is possible that changes in interest rates, equity prices and other economic conditions in the near term could result in other-than-temporary impairment that could be significant to the Company.
     It is not practical to estimate the fair value of amounts receivable from funeral trusts, because they are commingled with other third party funds in various trusts.
     The table below shows funeral trust investments at their fair values.

	December 31, 2005	January 1, 2005
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$22,724	$18,425
U.S. Government agencies	13,145	11,683
Corporate	12,318	10,325

Total bonds	48,187	40,433
Mortgaged-backed	20,357	17,288
Asset-backed	2,920	1,500

Total fixed income securities	71,464	59,221
Equity securities	79,645	63,177

Total available-for-sale	151,109	122,398
Restricted cash and cash equivalents	101,598	131,105
Other	29,377	35,425

	December 31, 2005	January 1, 2005
Funeral trust investments	$282,084	$288,928

Unrealized gains	$11,709	$9,124
Unrealized losses	(4,758)	(2,007)
     Realized investment income from the funeral trust investments, including realized gains and losses are recorded in other expense (income).
     During the 52 weeks ended December 31, 2005, funeral trust available-for-sale securities with a cost of $177,151,000 were sold for proceeds of $178,995,000, resulting in $5,368,000 and $3,524,000 of realized gains and losses, respectively. The first in, first out method was used to determine the cost of funeral trust available-for-sale securities disposed of. The Company has determined that unrealized losses in the funeral trust investments are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices.
     The Company generally recommends to the trustee the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets the mix of investments within the investment parameters set by various state and provincial regulators and with the assistance of independent professional financial advisors. The policy emphasizes a capital preservation approach while maintaining acceptable levels of income and capital appreciation.
     Maturities of fixed income securities are estimated as follows:

December 31, 2005
Due in one year or less	$769
Due in one to five years	26,858
Due in five to ten years	13,936
Thereafter	29,901

$71,464

NOTE 4. PRE-NEED CEMETERY RECEIVABLES AND TRUST INVESTMENTS
     The components of pre-need cemetery receivables and trust investments in the consolidated balance sheets are as follows:

	December 31, 2005	January 1, 2005
Customer receivables	$61,749	$64,130
Unearned finance income	(6,232)	(5,759)
Allowance for contract cancellations and refunds	(15,648)	(17,538)
Cemetery merchandise and service trust investments	267,453	270,821

	$307,322	$311,654

     Cemetery merchandise and service trust investments represent a portion of the proceeds from the sale of pre-need merchandise and services, deposited in accordance with state and provincial trusting laws with various financial institutions, together with accrued earnings as of December 31, 2005. The Company will recognize and generally receive these amounts when the merchandise is delivered or service is performed.

     For pre-need cemetery contract sales, other than sales of pre-need cemetery interment rights, which are recognized in accordance with the retail land sales provisions of Statement of Financial Accounting Standards No. 66, “Accounting for Sales of Real Estate,” an allowance for cancellations and refunds is provided at the time of sale based on management’s best estimates and is offset by an allowance against deferred pre-need funeral and cemetery revenue. For customer receivables, an allowance is provided at the time of the pre-need cemetery contract sale.
     As of December 31, 2005, the fair value of cemetery merchandise and service trust investments classified as available-for-sale securities was based on quoted market prices. The carrying values of restricted cash and cash equivalents, and other investments approximate their fair values, due to their short-term to maturity. Cemetery trust investments are evaluated for other-than-temporary impairment. Other-than-temporary impairment is required to be reflected in current earnings as a realized loss. It is possible that changes in interest rates, equity prices and other economic conditions in the near term could result in other than temporary impairment that could be significant to the Company.
     The fair value of customer receivables is not materially different from book value, because of the large number of individual contracts, which generally have terms of one to seven years and contractual or imputed interest rates ranging from 8.00% to 9.75% per annum.
     The table below shows cemetery merchandise and service trust investments at their fair values.

	December 31, 2005	January 1, 2005
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$44,647	$49,773
U.S. Government agencies	20,130	24,729
Corporate	21,081	19,990

Total bonds	85,858	94,492
Mortgaged-backed	36,826	34,792
Asset-backed	5,883	3,146

Total fixed income securities	128,567	132,430
Equity securities	100,069	99,845

Total available-for-sale	228,636	232,275
Restricted cash and cash equivalents	30,257	37,120
Other	8,560	1,426

Cemetery trust investments	$267,453	$270,821

Unrealized gains	$13,709	$16,194
Unrealized losses	(6,341)	(3,083)
     Realized investment income from the cemetery merchandise and service trust investments, including realized gains and losses are recorded in other expense (income).
     During the 52 weeks ended December 31, 2005, cemetery merchandise and service trust available-for-sale securities with a cost of $160,541,000 were sold for proceeds of $162,212,000, resulting in $4,865,000 and $3,194,000 of realized gains and losses, respectively. The first in, first out method was used to determine the cost of cemetery trust available-for-sale securities disposed of. The Company has determined that unrealized losses in the cemetery merchandise and service trust investments are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices.
     The Company recommends to the trustee the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets the mix of investments within the investment parameters set by various state and provincial regulators and with the assistance of independent professional financial advisors. The policy set by the investment committee emphasizes, through an investment grade focus, a capital preservation approach while maintaining acceptable levels of income and capital appreciation.
     Maturities of fixed income securities are estimated as follows:

December 31, 2005
Due in one year or less	$1,099
Due in one to five years	48,327
Due in five to ten years	24,512
Thereafter	54,629

$128,567

     The customer receivables as of December 31, 2005, are expected to mature as follows:

End of
Fiscal Year
2006	$32,416
2007	15,070
2008	7,382
2009	3,778
2010	1,521
Thereafter	1,582

$61,749

NOTE 5. CEMETERY PERPETUAL CARE TRUST INVESTMENTS
     A portion of the proceeds from cemetery sales for interment rights is generally required by law to be paid into perpetual care trusts.
     As of December 31, 2005, the fair value of perpetual care trust investments classified as available-for-sale securities were based on quoted market prices. The carrying values of restricted cash and cash equivalents, and other investments approximate their fair values, due to their short-term to maturity. Perpetual care trust investments are evaluated for other-than-temporary impairment. Other-than-temporary impairment is reflected as a reduction in perpetual care trust investments with an offsetting reduction in non-controlling interest in perpetual care trust. It is possible that changes in interest rates, equity prices and other economic conditions in the near term could result in other than temporary impairment that could be significant to the Company.
     The table below shows perpetual care trust investments at their fair values.

	December 31, 2005	January 1, 2005
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$52,918	$36,871
U.S. Government agencies	28,043	34,664
Corporate	35,346	38,433

Total bonds	116,307	109,968

	December 31, 2005	January 1, 2005
Mortgaged-backed	63,548	74,707
Asset-backed	12,089	11,319

Total fixed income securities	191,944	195,994
Equity securities	28,158	27,673

Total available-for-sale	220,102	223,667
Restricted cash and cash equivalents	23,263	21,611
Other	440	774

Cemetery perpetual care trust investments	$243,805	$246,052

Unrealized gains	$4,084	$5,271
Unrealized losses	(5,535)	(2,344)
     During the 52 weeks ended December 31, 2005, perpetual care trust available-for-sale securities with a cost of $147,912,000 were sold for proceeds of $149,451,000, resulting in $4,482,000 and $2,943,000 of realized gains and losses, respectively. The first in, first out method was used to determine the cost of perpetual care trust available-for-sale securities disposed of. The Company has determined that unrealized losses in the perpetual care trust investments are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices.
     The Company recommends to the trustee the mix of equities and fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets the mix of investments within the investment parameters set by various state and provincial regulators and with the assistance of independent professional financial advisors. The policy set by the investment committee emphasizes, through an investment grade focus, a capital preservation approach while maintaining acceptable levels of income and capital appreciation.
     Maturities of fixed income securities are estimated as follows:

December 31, 2005
Due in one year or less	$1,196
Due in one to five years	65,463
Due in five to ten years	35,456
Thereafter	89,829

$191,944

NOTE 6. LONG-TERM DEBT
     Long-term debt consists of the following:

	December 31, 2005		January 1, 2005
	Carrying		Carrying
	Value	Fair Value	Value	Fair Value
Revolving credit facility (a)	$4,000	$4,000	$—	$—
Senior secured term loan B due in 2009 (a)(b)	161,683	161,683	246,826	246,826
7.75% Senior unsecured notes due in 2012 (c)	200,000	207,000	200,000	216,760
12.25% Senior unsecured notes due in 2009 (d)	—	—	4,509	4,791
Promissory notes and capitalized obligations, certain of which are secured by assets of certain subsidiaries	7,792	7,792	12,305	12,305

	December 31, 2005		January 1, 2005
	Carrying		Carrying
	Value	Fair Value	Value	Fair Value
	373,475	380,475	463,640	480,682
Less, current maturities of long-term debt	2,435	2,435	9,083	9,365

	$371,040	$378,040	$454,557	$471,317

(a)	In 2003, the Company entered into a senior secured facility (the “Credit Agreement”), which after subsequent amendments, includes a $368,000,000 Senior Secured Term Loan B due September 29, 2009 (the “Term Loan B”) and a $75,000,000 revolving credit facility (the “Revolving Credit Facility”), of which $35,000,000 is available in the form of letters of credit.

The Revolving Credit Facility is intended to be used primarily to fund the Company’s working capital requirements. The Revolving Credit Facility bears interest at a rate per annum in accordance with graduated pricing based upon the Company’s consolidated leverage ratio, and the Company has the option to elect an interest rate equal to either (i) a base rate (7.25% at December 31, 2005), plus 1.75% (based upon the Company’s consolidated leverage ratio at December 31, 2005), or (ii) LIBOR (4.54% for the three-month LIBOR at December 31, 2005), plus 2.75% (based upon the Company’s consolidated leverage ratio at December 31, 2005). An annual fee of 0.50% is charged on the unused portion of the Revolving Credit Facility. The Revolving Credit Facility matures on September 29, 2008.

Material covenants in the Credit Agreement include a requirement to maintain a minimum interest coverage ratio and fixed charge coverage ratio, a requirement not to exceed a maximum leverage ratio, an annual maximum on capital expenditures and cemetery development, and specified maximum amounts for capital lease obligations, indebtedness, acquisitions, certain investments, and sales of accounts receivable. Outstanding principal amounts and interest accrued and unpaid may, at the election of the requisite lenders, become immediately due and payable and further commitments by the lenders to make loans may, at the election of the requisite lenders, be terminated upon the occurrence of events of default specified in the Credit Agreement. As of December 31, 2005, the Company was in compliance with all covenants and was not in breach of any provision of the Credit Agreement that would cause an event of default to occur. The Credit Agreement is secured by specified real property, and substantially all personal property of Alderwoods Group and specified subsidiaries.

On March 18, 2005, Alderwoods Group, Inc. entered into an amendment to the Credit Agreement. The amendment modifies the Credit Agreement to provide Alderwoods Group, Inc. additional flexibility to introduce an employee stock purchase plan and other long-term incentive plans, increase the letter of credit sub-limit under the Revolving Credit Facility to $35,000,000 from $25,000,000, and make certain other agreed upon changes.

As of December 31, 2005, the amount available under the Revolving Credit Facility was $75,000,000, less $17,644,000 in outstanding letters of credit and a revolving credit facility balance of $4,000,000.

(b)	The Term Loan B provides the Company with an option to elect an interest rate equal to either (i) a base rate (7.25% at December 31, 2005), plus 1.00%, or (ii) LIBOR (4.54% for the three-month LIBOR at December 31, 2005), plus 2.00%. The weighted average rate of interest was 6.31% at December 31, 2005. The Term Loan B is repayable in quarterly principal installments from December 31, 2005, to June 13, 2009 (subject to reduction for prepayments) of 0.25% of the aggregate principal amount of the Term Loan B outstanding as of December 3, 2004, with a lump sum payment of the then-outstanding amount on the maturity date. The Company has prepaid the required quarterly principal installments up to and including the first quarter of its 2007 fiscal year.

As a result of the amendment to the Credit Agreement on August 19, 2004, the Company expensed $1,164,000 of unamortized deferred finance costs, which is included in interest expense for the 52 weeks ended January 1, 2005. In addition, $3,280,000 of refinancing fees and costs incurred in connection with the Credit Agreement amendments on August 19, 2004, and December 3, 2004, is also included in interest expense for the 52 weeks ended January 1, 2005.

(c)	On August 19, 2004, the Company issued the 7.75% Senior Unsecured Notes, due in 2012 (the “Eight-Year Senior Unsecured Notes”). Interest accrues at an annual rate of 7.75% and is payable semi-annually on March 15 and September 15 or, if such day is not a business day, the next succeeding business day. At any time prior to

September 15, 2007, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes at a redemption price of 107.75% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages (as defined in the indenture governing the Eight-Year Senior Unsecured Notes), if any, with net cash proceeds from specified equity offerings, provided at least 65% of the aggregate principal amount of the Eight-Year Senior Unsecured Notes remains outstanding and the redemption occurs within 90 days of the date of the closing of the specified equity offering. On or after September 15, 2008, the Company may, at its option, redeem all or part of the Eight-Year Senior Unsecured Notes at the redemption prices (expressed as percentages of the stated principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2008	103.875
2009	101.938
2010 and thereafter	100.000

(d)	On January 2, 2002, the Company issued the 12.25% Senior Unsecured Notes, due 2009. On April 21, 2004, the Company repurchased the principal amount of $9,248,000 at a premium of $1,110,000, plus accrued interest. The premium is included in interest expense for the 52 weeks ended January 1, 2005.

On August 19, 2004, the Company repurchased the principal amount of $316,243,000 at a premium of $31,340,000, plus accrued interest pursuant to an offer to purchase and consent solicitation. The premium is included in interest expense for the 52 weeks ended January 1, 2005.

On January 3, 2005, the Company repurchased the remaining principal amount of $4,509,000 at a premium of $282,000, plus accrued interest. The premium is included in interest expense for the 52 weeks ended December 31, 2005.
     The Credit Agreement and the Eight-Year Senior Unsecured Notes are guaranteed by substantially all of Alderwoods Group’s wholly-owned U.S. subsidiaries, other than Alderwoods Group’s insurance subsidiaries and other specified excluded subsidiaries. Alderwoods Group, the parent company, has no independent assets or operations, and the guarantees of its guarantor subsidiaries are full and unconditional, and joint and several.
     In certain change of control situations, Alderwoods Group is required to make an offer to purchase the then-outstanding Eight-Year Senior Unsecured Notes at a price equal to 101% of their stated principal amount, plus accrued and unpaid interest to the applicable repurchase date and Liquidated Damages, if any.
     The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict the Company’s ability to engage in asset sales. The Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes prohibit dispositions of assets unless the assets disposed of fulfill the requirements of specified exceptions. The indenture governing the Eight-Year Senior Unsecured Notes excepts, among other exceptions, assets with a fair market value less than $5,000,000. One specified exception contained in the Credit Agreement is dispositions of any of a group of identified “discontinued assets;” another is dispositions of assets not exceeding $35,000,000 book value in the aggregate over the life of the Credit Agreement, provided that (i) the consideration received is at least equal to fair market value and (ii) not less than 75% of the consideration is paid in cash or cash equivalents. Within 270 days of the receipt of net proceeds from any such asset sale, the Company has the ability to apply such net proceeds at its option (or as otherwise required) to invest in non-current operating assets (or enter into agreements for such investment which agreements are consummated within 360 days of such receipt of asset sale proceeds). Up to $10,000,000 of such net proceeds in any fiscal year (but not in excess of $40,000,000 in the aggregate over the term of the Credit Agreement) may be applied to make capital expenditures. To the extent the Company receives net proceeds in excess of additional specified thresholds and such excess is not applied to invest in non-current operating assets or make capital expenditures as described in the two immediately preceding sentences, the Company must make mandatory repayments under the Credit Agreement and, after all indebtedness under the Credit Agreement has been repaid, offer to purchase the Eight-Year Senior Unsecured Notes at a purchase price equal to 100.00% of the stated principal amount, plus accrued and unpaid interest and Liquidated Damages, if any.

     Covenants in the Credit Agreement and the indenture governing the Eight-Year Senior Unsecured Notes restrict, and under specified circumstances prohibit, the payment of dividends by the Company.
     In connection with the issuance of the Eight-Year Senior Unsecured Notes, the Company entered into a registration rights agreement, pursuant to which the Company was required, on or prior to May 16, 2005, to file an exchange offer registration statement on an appropriate form under the Securities Act of 1933 with the SEC. On May 12, 2005, the Company filed the exchange offer registration statement with the SEC. The registration statement was subsequently declared effective by the SEC on June 7, 2005. On June 8, 2005, the Company commenced an exchange offer (the “Exchange Offer”) pursuant to which holders of the Eight-Year Senior Unsecured Notes were given the opportunity to exchange their outstanding notes for new notes with substantially identical terms covered by the exchange offer registration statement. The Company consummated the Exchange Offer on July 18, 2005.
     Maturities of long-term debt principal are as follows:

End of Fiscal
Year
2006	$2,435
2007	4,055
2008	7,618
2009	157,570
2010	184
Thereafter	201,613

$373,475

NOTE 7. INSURANCE ACTIVITIES
     Revenue from insurance operations is comprised of the following:

	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Premiums	$81,943	$67,833	$52,251
Interest, dividend and other investment income	13,036	10,560	8,753
Realized investment gains	26	1,731	123

	$95,005	$80,124	$61,127

     As of December 31, 2005 and January 1, 2005, the fair values of insurance operation investments classified as available-for-sale were based on quoted market prices. The carrying values of cash and short-term investments and other investments approximate their fair values, due to their short-term to maturity. Fixed maturity securities are classified as available-for-sale and carried at fair value. Investments in debt securities are evaluated for other than temporary impairment. Other temporary impairment is reflected in current period income as a realized loss. It is possible that a significant change in economic conditions in the near term could result in losses that could be significant to the Company. Insurance invested assets carrying and fair values consist of the following:

	December 31, 2005	January 1, 2005
Available-for-sale
Fixed income securities:
U.S. Treasury and other Government obligations	$37,378	$36,405
U.S. state and political subdivisions	1,235	1,201
Corporate	114,715	107,981

Total bonds	153,328	145,587
Collaterized mortgages	66,455	47,490
Mortgaged-backed	56,028	45,385
Asset-backed	15,773	10,227

Total available-for-sale	291,584	248,689
Cash and short-term investments	2,917	2,004
Other	97	92

Insurance invested assets	$294,598	$250,785

Unrealized gains	$6,435	$7,666
Unrealized losses	(3,239)	714
     During the 52 weeks ended December 31, 2005, insurance investments classified as available-for-sale with a cost of $37,357,000 (2004 — $40,021,000), were sold for proceeds of $37,382,000 (2004 — $41,752,000), resulting in $565,000 (2004 — $1,976,000) and $540,000 (2004 — $245,000) of realized gains and losses, respectively. The specific cost method was used to determine the cost of available-for-sale securities disposed of. The Company has determined that unrealized losses in insurance invested assets are not other-than-temporary, as the unrealized losses were due to temporary fluctuations in interest rates.
     Insurance invested assets are predominantly in fixed income securities. The Company manages the mix of fixed income securities in accordance with policies set by an investment committee comprised of members of senior management. The investment committee sets and modifies the mix of investments with the assistance of independent professional financial advisors. The policy emphasizes a conservative approach while maintaining acceptable levels of income and capital appreciation.
     Maturities of fixed income securities are estimated as follows:

	December 31, 2005	January 1, 2005
Due in one year or less	$10,502	$1,904
Due in one to five years	35,212	43,760
Due in five to ten years	29,951	21,125
Thereafter	77,663	78,798

	$153,328	$145,587

NOTE 8. STOCKHOLDERS’ EQUITY
Capital stock
     The Company is authorized to issue 10,000,000 shares of Preferred Stock, with a par value of $0.01 per share, of which none have been issued.
     The Company is authorized to issue 100,000,000 shares of Common Stock, with a par value of $0.01 per share.
     In addition, warrants to purchase 2,992,000 shares of Common Stock were issued on the Effective Date, January 2, 2002. The warrants entitle the holders to purchase, at any time up to January 2, 2007, shares of Common Stock at an exercise price of $25.76 per share. The exercise price of the warrants exceeded the fair value of the Company’s Common Stock on the date of issuance and throughout the 52 weeks ended December 31, 2005, 53 weeks ended January 1, 2005, and 53 weeks ended January 3, 2004. None of the warrants have been exercised.
Stock Based Compensation Plans
Director Compensation Plan
     Pursuant to the Company’s Director Compensation Plan (the “Director Compensation Plan”), each director of the Company who is not an employee of the Company or any of its subsidiaries has the option of receiving his or her annual base retainer and attendance fees in cash, Common Stock or a combination thereof. Further, each participant may elect to have Common Stock paid in the form of deferred Common stock (“Deferred Stock”), which will be credited to a booking account in the name of the participant. The Deferred Stock is subject to a deferral period during which the participant has no right to transfer any rights under his or her Deferred Stock and has no other rights of ownership therein. The Company has reserved 100,000 shares of Common Stock for issuance as compensation in lieu of cash under the Director Compensation Plan, of which 53,674 shares have been issued as of December 31, 2005.
Employee Stock Purchase Plan
     In 2005, the Company’s shareholders approved the adoption of a compensatory employee stock purchase plan to provide for the purchase on the open market, to a maximum of 1,100,000 shares of Common Stock of the Company. Eligible employees may authorize payroll deductions of up to 5% of their regular base salary to purchase shares of Common Stock of the Company on the open market on a monthly basis. The Company will make a cash contribution to purchase shares of Common Stock of the Company as additional compensation to each participant equal to 50% of the employee’s contribution for that month. During the 52 weeks ended December 31, 2005, a total of 46,653 shares were purchased and distributed to employees at an average price of $16.10 per share and compensation expense of $250,000 was incurred.
2005-2007 Executive Strategic Incentive Plan
     The 2005-2007 Executive Strategic Incentive Plan, approved by the Board of Directors on July 21, 2005, is a performance based compensation plan designed to motivate and reward the senior management team for achieving shareholder value objectives. The plan provides cash awards to the senior executives based on the Company’s Common Stock reaching a threshold target price of $17.00 in December 2007. The amount of the cash award increases the more the stock price exceeds the $17.00 threshold target price. Achieving a stock price of $17.00 results in an aggregate cash award of $5.6 million. Achieving a stock price of $18.00 results in an aggregate cash award of $8.0 million. The aggregate cash award increases by $1.6 million for every $1.00 in stock appreciation beyond $18.00. No compensation expense was recorded in the 52 weeks ended December 31, 2005 as market value at December 31, 2005 was less than the threshold target price for the Executive Strategic Incentive Plan.

2005 Equity Incentive Plan
     In April of 2005, the Company’s shareholders approved the 2005 Equity Incentive Plan that permits the grant of (i) options to the employees and members of the Company’s Board of Directors, with or without tandem appreciation rights, and (ii) restricted Common Stock units. A total of 1,800,000 shares are reserved for grant under the plan. Stock options have 3-year terms and vest at a rate of 25% on the first, 25% on the second and 50% on the third anniversaries of the date of grant.
     The tandem appreciation rights entitle the employee to exchange the employee’s option right for a number of shares equal in value to the appreciated value of the options. The exchange of the option for the tandem appreciation right requires an immediate exercise of the tandem appreciation right and will cause the immediate termination of the related option right. An exchange of an option right for a tandem appreciation right may only be made when the relevant option is otherwise exercisable. Although the options granted had an exercise price equal to or greater than the market value of the underlying Common Stock on the grant date, the number of shares to be issued upon exercise is not determinable as it is dependent upon the exchange of the option for a tandem appreciation right. In applying the intrinsic value-based method, the Company did not record a stock-based compensation expense for the 52 weeks ended December 31, 2005 as the market value at December 31, 2005 was less than the exercise price.
     As of December 31, 2005, the Company had granted 242,200 shares of restricted Common Stock units to employees. The restricted Common Stock units do not vest for the first three years after the date grant. Thereafter, the restricted Common Stock units vest in years 3 to 10 based upon the share price of the Company’s Common Stock. After three years of service, the restricted Common Stock units vest 70% at a $17 share price, and an additional 15% at a $17.50 share price and the final 15% at an $18 share price. Once granted, the restricted Common Stock units are not included in total shares outstanding and are not included in the weighted average number of common shares outstanding in each period used to calculate basic earnings per share until vested. No compensation expense was recorded in the 52 weeks ended December 31, 2005 as market value at December 31, 2005 was less than the vesting price for the restricted Common Stock units.
2002 Equity Incentive Plan
     On January 2, 2002 the Company implemented the 2002 Equity Incentive Plan that permits the grants of stock options to the employees and members of the Company’s Board of Directors. A total of 4,500,000 shares are reserved for grant under the plan. Stock options are granted with an exercise price equal to the stock’s fair market value at the date of grant. Except in certain cases, stock options have 3-year terms and vest at a rate of 25% on the first, 25% on the second and 50% on the third anniversaries of the date of grant. For option grants under the 2002 Equity Plan, no stock-based compensation expense was recorded in the 52 weeks ended December 31, 2005, 52 weeks ended January 1, 2005 and 53 weeks ended January 3, 2004, as all options granted under this plan had an exercise price equal to or greater than the market value of the underlying Common Stock on the grant date.
     The following is a summary of the total number of outstanding stock options and restricted Common Stock units under both plans:

	Outstanding	Weighted Average	Outstanding Restricted	Weighted Average
	Options	Exercise Price	Common Stock Units	Exercise Price
		(dollars per		(dollars per
	(thousands)	Common share)	(thousands)	Common share)
Balance at December 28, 2002	3,470	$11.07	—	$—
Granted	1,220	3.65	—	—
Exercised	(4)	7.59	—	—
Cancelled	(501)	11.39	—	—

Balance at January 3, 2004	4,185	8.87	—	—
Granted	70	9.43	—	—
Exercised	(10)	5.62	—	—
Cancelled	—	—	—	—

	Outstanding	Weighted Average	Outstanding Restricted	Weighted Average
	Options	Exercise Price	Common Stock Units	Exercise Price
		(dollars per		(dollars per
	(thousands)	Common share)	(thousands)	Common share)
Balance at January 1, 2005	4,245	8.89	—	—
Granted	1,308	15.09	248	15.99
Exercised	(431)	6.44	—	—
Cancelled	(91)	8.25	(11)	15.99
Balance at December 31, 2005	5,031	$10.75	237	$15.99
     The following table summarizes information about stock options outstanding at December 31, 2005:

	Number	Weighted- Average Remaining Contractual	Weighted- Average	Number	Weighted- Average
Range of Exercise Prices	Outstanding	Life	Exercise Price	Exercisable	Exercise Price
			(dollars per		(dollars per
(dollars per Common share)	(thousands)	(in years)	Common share)	(thousands)	Common share)
$3.65 – $5.96	919	7.24	$3.65	459	$3.65
$5.97 – $7.59	1,035	6.48	7.47	1,035	7.47
$7.60 – $13.23	2,049	6.59	12.95	1,750	13.19
$13.24 – $15.99	1,028	9.57	15.99	—	—
	5,031			3,244
     The fair value of stock options used to compute the pro forma net loss and loss per Common share disclosures was calculated as of the grant date, using the Black-Scholes option-pricing model with the following assumptions:

Weighted-average assumptions	December 31, 2005	January 1, 2005	January 3, 2004
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	45.0%	41.5%	32.9%
Risk-free interest rate	3.64%	1.93%	3.1%
Expected option life in years	5	3	3
     The weighted average fair value of the Company’s stock options issued under the 2002 Equity Incentive Plan and the 2005 Equity Incentive Plan, calculated using the Black-Scholes option-pricing model, granted during the 52 weeks ended December 31, 2005, was $6.70 (2004 — $2.84, 2003 — $0.96) per option.
     The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including the expected price volatility and option life. The expected option life is based on the Predecessor’s historical experience as well as the vesting periods and terms of the stock options. The Company uses expected volatility rates, which are based on a combination of the Company’s historical volatility rates, plus the historical volatility rates of other companies in the death care industry, trended into future years. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.
NOTE 9. LEGAL CONTINGENCIES
     The Company is a party to legal proceedings in the ordinary course of its business, and believes it has made adequate provision for any potential estimated liabilities.
     Funeral Consumers Alliance, Inc. et al v. Alderwoods Group, Inc. et al was filed in the United States District Court for the Northern District of California in April, 2005. This case has been transferred to the United States District Court for the Southern District of Texas, Case No. CV3394. To date, six separate class action lawsuits, including, Francis H. Rocha v. Alderwoods Group, Inc. et al, Marcia Berger v. Alderwoods Group, Inc. et al, Maria Magsarili and Tony Magsarili v. Alderwoods Group, Inc. et al, Caren Speizer v. Alderwoods Group, Inc. et al, and Frank Moroz v. Alderwoods Group, Inc.

et al (“Funeral Consumer Cases”) have been consolidated into this case. Two other cases, also transferred to the United States District Court for the Southern District of Texas, Pioneer Valley Casket Co. v. Alderwoods Group, Inc. et al (“Pioneer Valley”) and Ralph Fancher et al v. Alderwoods Group, Inc. et al (“Fancher”), have been consolidated into this case for purposes of discovery only.
     All of these cases, including Pioneer Valley and Fancher are purported class actions on behalf of casket consumers throughout the United States. The suits name as defendants the Company and four other public companies involved in the funeral or casket industry. Except for Fancher, which alleges violations of State of Tennessee antitrust laws only, all of the Funeral Consumer Cases and Pioneer Valley allege that defendants violated federal and state antitrust laws by engaging in anticompetitive practices with respect to the sale and pricing of caskets. All of the cases, including Fancher, seek injunctions, unspecified amounts of monetary damages, and treble damages. Motions to Dismiss filed by the Company and all other defendants are pending in the Funeral Consumer Cases and Pioneer Valley. The Company intends to file a Motion to Dismiss in the Fancher case as well. Plaintiffs in all these cases have yet to provide any meaningful information regarding their alleged damages. As a result, the Company cannot quantify its ultimate liability, if any, for the payment of damages. The Company believes plaintiffs’ claims are without merit and intends to vigorously defend itself in these actions.
     Richard Sanchez et al v. Alderwoods Group, Inc. et al was filed in February 2005 in the Superior Court of the State of California, for the County of Los Angeles, Central District; Case No.BC328962. Plaintiffs seek to certify a nationwide class on behalf of all consumers who purchased funeral goods and services from the Company. Plaintiffs allege in essence that the Federal Trade Commission’s Funeral Rule requires the Company to disclose its markups on all items obtained from third-parties in connection with funeral service contracts. Plaintiffs’ allege further that the Company has failed to make such disclosures. Plaintiffs seek to recover an unspecified amount of monetary damages, attorney’s fees, costs and unspecified “injunctive and declaratory relief.” The Company believes that plaintiffs’ claims are without merit and intends to vigorously defend itself in this action.
     On July 7, 2005, the Federal Trade Commission (the “FTC”) issued a letter advisory opinion regarding the lawful construction of the term “cash advance item” as used in the Funeral Rule. The FTC opined with regard to a similar lawsuit in Texas state court: “The Commission believes that the court is incorrect in ruling that all goods or services purchased from a third-party vendor are cash advance items. This interpretation sweeps far too broadly, potentially bringing within its scope every component good or service that comprises a funeral. This was not and is not the Commission’s intention in the “cash advance’ provisions of the Rule. In our opinion, the term “cash advance item’ in the Rule applies only to those items that the funeral provider represents expressly to be “cash advance items’ or represents by implication to be procured on behalf of a particular customer and provided to that customer at the same price the funeral provider paid for them.” The FTC sets forth its analysis in the remainder of the letter.
     The Company has learned that a number of plaintiffs to these actions along with the Funeral Consumers Alliance have filed a petition against the FTC in the District of Columbia Circuit Court asking the Court to overturn the FTC’s July 7, 2005 Advisory Opinion.
     In addition to the funeral and casket antitrust lawsuits, the Company has received a Civil Investigative Demand, dated August 4, 2005, from the Attorney General of Maryland on behalf of itself and other undisclosed state attorneys general, who have commenced an investigation of alleged anticompetitive practices in the funeral industry. The Company has received similar Civil Investigative Demands from the Attorneys General of Florida and Connecticut.
     The ultimate outcome of the litigation matters described above cannot be determined at this time. An adverse decision in one or more of such matters could have a material adverse effect on the Company, its financial condition, results of operation and cash flows. However, the Company intends to aggressively defend the lawsuits.
     In addition, the Company is party to other legal proceedings in the ordinary course of business, and believes it has made adequate provision for any potential estimated liabilities. The Company does not expect the outcome of these proceedings, individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 10. COMMITMENTS AND CONTINGENCIES
Leases
     The future annual payments for operating leases with terms greater than one year, primarily for premises, automobiles and office equipment, are as follows:

	Premises	Automobiles	Other	Total
2006	$6,608	$789	$432	$7,829
2007	5,054	385	264	5,703
2008	4,131	99	108	4,338
2009	3,611	24	2	3,637
2010	3,036	13	—	3,049
Thereafter	15,026	—	—	15,026
     In addition to the automobile leases noted in the table above, as at December 31, 2005, the Company leased approximately 1,233 vehicles under a master operating lease agreement, which has a minimum lease term of 12 months. The Company’s practice is to continue these leases on a month-to-month basis after the expiry of the minimum lease term. Lease payments for these vehicles are projected to be $7,310,000 in 2006.
     Total expense incurred under all operating leases for the 52 weeks ended December 31, 2005, was $19,717,000 (2004 — $21,739,000, 2003 — $23,181,000).
Environmental contingencies and liabilities
     The Company’s operations are subject to numerous environmental laws, regulations and guidelines adopted by various governmental authorities in the jurisdictions in which the Company operates. On a continuing basis, the Company’s business practices are designed to assess and evaluate environmental risk and, when necessary, conduct appropriate corrective measures. Liabilities are recorded when known or considered probable and reasonably estimable.
     The Company provides for environmental liabilities using its best estimates. Actual environmental liabilities could differ significantly from these estimates.
NOTE 11. INCOME TAXES
     The provision (recovery) for income taxes on income (loss) from continuing operations consists of the following:

	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Current:
United States	$(11,011)	$(3,243)	$(5,575)
Foreign	(117)	319	386
State and local	2,083	6,597	654

	(9,045)	3,673	(4,535)

Deferred:
United States	7,535	(1,380)	(1,950)
Foreign	2,393	(31)	—
State and local	3,932	(3,715)	—

	13,860	(5,126)	(1,950)

Total provision	$4,815	$(1,453)	$(6,485)

     The components of income (loss) before income taxes consist of the following:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
United States	$38,839	$7,372	$632
Foreign	7,425	7,011	8,112

	$46,264	$14,383	$8,744

     The reconciliation of the statutory federal income tax rate related to the Company’s effective tax rate is as follows:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
U.S. Federal statutory tax rate	35.0%	35.0%	35.0%
State and local taxes	4.9	(54.9)	23.7
Non-deductible or non-taxable amounts, change in valuation allowance and other	2.9	(73.2)	(0.5)
Favourable resolution of tax uncertainties	(31.8)	120.8	(293.2)

Effective income tax rate	11.0%	27.7%	(235.0)%

     The Company made income tax payments of $5,431,000 (2004 — $8,160,000, 2003 — $9,920,000), excluding income tax refunds received of $1,516,000 (2004 — $1,323,000, 2003 — $17,029,000), during the 52 weeks ended December 31, 2005.

     The tax effects of temporary differences that give rise to significant deferred tax assets and liabilities are as follows:

	December 31,	January 1,
	2005	2005
Deferred tax assets
Receivables	$6,817	$11,297
Cemetery property	55,163	57,195
Accounts payable and accrued liabilities	13,577	14,239
Pre-need funeral and cemetery obligations	180,801	195,749
Insurance policy liabilities	15,172	11,828
Covenants not to compete	8,057	9,814
Deferred agency costs	11,665	15,349
Operating loss carryforwards	90,686	91,855
Capital loss carryforwards	235,911	234,281
Other	621	4,896

Total deferred tax assets before valuation allowance	618,470	646,503
Valuation allowance	(401,350)	(427,364)

Total deferred tax assets after valuation allowance	217,120	219,139

Deferred tax liabilities
Property and equipment	28,115	33,374
Pre-need funeral receivables and trust investments	103,548	113,534
Pre-need cemetery receivables and trust investments	51,250	55,104
Insurance invested assets	1,304	2,433
Goodwill	25,771	20,203
Other	4,627	6,687

Total deferred tax liabilities	214,615	231,335

Net deferred tax assets (liabilities) of continuing operations	$2,505	$(12,196)

     Although realization of the Company’s net deferred tax assets is not assured, management believes that it is more likely than not that reversals of deferred tax liabilities and the expected profitability of the Company will provide sufficient taxable income to realize the deferred tax assets after consideration of the valuation allowance. It is possible that the estimated valuation allowance could change in the near term due to matters such as the timing and manner of reversals of deferred tax liabilities, sales of operations and future actual income or losses. If this occurs, any resulting increase in the valuation allowance would generally be treated as an additional income tax expense in the period in which it arises, while any resulting decrease reflecting realization of the benefits of tax assets that had a corresponding valuation allowance established on the Effective Date would be treated as a reduction of goodwill established on the Effective Date, with any excess over the value assigned to such goodwill recognized as a capital transaction.
     As a result of the Company’s emergence from reorganization proceedings, all federal net operating loss carryforwards generated by the Company prior to emergence and during fiscal 2002, have been eliminated. The Company’s net operating loss carryforwards pertaining to federal, state, local, and foreign jurisdictions will expire as follows:

End of
Fiscal Year
2006	$5,359
2007	4,198
2008	4,907

End of
Fiscal Year
2009	20,194
2010	4,348
Thereafter	628,316

$667,322

     The amount of loss carryforwards reflects the Company’s best estimate of the effects that the confirmation and implementation of the Plan will have on the reduction and in some cases elimination of certain net operating loss carryforwards for income tax purposes. These amounts are subject to final determination by taxation authorities. Further, the Company expects its ability to utilize certain net operating losses to offset future Company taxable income in any particular year may be limited because distribution of the Company’s Common Stock to the Company’s creditors pursuant to the Plan resulted in an ownership change as defined in Section 382 of the Internal Revenue Code. The Company believes that uncertainty exists with respect to future realization of the loss carryforwards and a full valuation allowance has been established for the net operating loss carryforwards that the Company estimates will expire unused.
     Deferred tax liabilities are not recognized for basis differences related to investments in foreign subsidiaries that are essentially permanent in duration.
     Goodwill that is expected to be deductible for tax purposes at December 31, 2005 is $73,459,000 (2004 — $89,122,000, 2003 — $105,561,000).

ALDERWOODS GROUP, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts expressed in thousands of dollars except per share amounts)
NOTE 12. RETIREMENT PLANS
     The Company has a 401(K) Retirement Savings Plan for United States employees who may defer between 1% and 75% of their eligible compensation. The Company will match between 50% and 100% of employee contributions to a maximum of either 2% of employees’ eligible compensation for certain employees or $2,000 for others. There are no required future contributions under this plan in respect of past service.
     The Company has a Registered Retirement Savings Plan for Canadian employees who may contribute either 3% or 5% of their compensation which is matched by an equal contribution to the plan by the Company on behalf of employees. There are no required future contributions under this plan in respect of past service.
     The Company’s total expense for these retirement plans for the 52 weeks ended December 31, 2005, was approximately $2,663,000 (2004 — $2,675,000, 2003 — $2,650,000).
     The Company has defined benefit plans for certain employees of its Rose Hills subsidiary. The plans are frozen, and as such the Company does not incur new service costs. The present value of these benefits has been funded or accrued in the condensed consolidated financial statements of the Company. At December 31, 2005, the Company recorded total plan assets of $11,234,200 (2004 — $12,816,100) and corresponding benefit obligation of $19,951,500 (2004 — $19,709,900).
NOTE 13. SUPPLEMENTARY STATEMENTS OF CASH FLOWS DISCLOSURE
     Supplemental disclosures related to the statement of cash flows consist of the following:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended January
	December 31, 2005	January 1, 2005	3, 2004
Decrease (increase) in assets:
Receivables, net of allowances
Trade	$19,783	$(2,387)	$(6,775)
Other	(4,766)	(5,823)	18,325
Inventories	937	837	1,515
Prepaid expenses	19,630	(657)	(2,283)
Cemetery property	(9,614)	(10,241)	(3,276)
Other assets	(5,650)	(18,932)	(12,535)
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(25,845)	(14,146)	(7,296)
Net effect of pre-need receivables and deferred revenue	8,820	35,528	52,425
Other liabilities	(2,131)	6,494	(2,760)
Insurance policy liabilities	2,452	1,831	5,811
Other changes in non-cash balances	(4,156)	(3,157)	7,871

	$(540)	$(10,653)	$51,022

Supplemental information:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended January
	December 31, 2005	January 1, 2005	3, 2004
Interest paid	$29,443	$53,918	$77,290
Income taxes paid, net of refunds	3,915	6,837	(7,109)
Long-term debt issue costs paid	965	12,094	10,908
Bad debt expense	3,211	3,722	3,661
Non-cash investing and financing activities:
Stock issued in connection with the settlement of certain unsecured claims	—	31	107
Stock issued as compensation in lieu of cash	144	173	105
Capital leases entered into	—	—	160
Restricted cash investing and financing activities:
Purchases of funeral, cemetery, and perpetual care trust investments	$539,161	$356,254	$—
Proceeds on disposition and maturities of funeral, and cemetery, and perpetual care trust investments	490,658	375,191	—
Increase in non-controlling interests in funeral, cemetery and perpetual care trusts	59,763	50,602	—
Decrease in non-controlling interests in funeral, cemetery and perpetual care trusts	110,782	81,575	—
NOTE 14. SUPPLEMENTARY FINANCIAL INFORMATION
     A summary of certain balance sheet accounts is as follows:

	December 31, 2005	January 1, 2005
Receivables, net of allowances:
Customer receivables	$50,459	$68,721
Allowance for doubtful accounts	(10,320)	(12,029)
Other	12,723	9,753

	$52,862	$66,445

Cemetery property:
Developed land and lawn crypts	$38,368	$37,623
Undeveloped land	31,243	30,685
Mausoleums	46,856	50,734

	$116,467	$119,042

Property and equipment:
Land	$162,287	$166,252
Buildings and improvements	386,068	368,501
Automobiles	10,652	13,013
Furniture, fixtures and equipment	69,570	54,432
Computer hardware and software	29,061	23,311
Accumulated depreciation	(114,737)	(85,254)

	$542,901	$540,255

Other assets:
Intangible assets	$18,741	$15,060
Deferred finance costs	23,359	22,411

	December 31, 2005	January 1, 2005
Accumulated amortization	(15,258)	(12,222)
Notes receivable	3,016	2,696
Other	12,992	9,137

	$42,850	$37,082

Accounts payable and accrued liabilities:
Bank overdraft	$7,191	$7,209
Trade payables	13,634	19,847
Interest	5,169	7,210
Accrued liabilities	21,629	32,423
Accrued insurance	21,261	18,058
Accrued taxes	32,199	44,785
Other	18,651	11,130

	$119,734	$140,662

Deferred pre-need contract revenue:
Funeral	$72,087	$69,098
Cemetery	19,531	13,873

	$91,618	$82,971

Other liabilities:
Perpetual care liability	$7,860	$7,490
Notes payable	12,104	12,667
Other	2,019	1,797

	$21,983	$21,954

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Other expense (income), net:
For funeral, cemetery and perpetual care trust investments:
Realized gains	$(14,715)	$(15,748)	$—
Realized losses	9,660	10,009	—
Interest and dividend income	(26,707)	(24,915)	—
Trust investment expenses and income taxes	5,036	5,169	—
Interest expense related to non-controlling interest in funeral and cemetery trusts	15,803	18,335	—
Non-controlling interest in perpetual care trusts	10,923	7,150	—
(Gain) loss on disposal of business and other assets	(4,964)	(3,529)	1,056
Other	302	2,367	3,000

	$(4,662)	$(1,162)	$4,056

     The trust investment and non-controlling interest balances do not have comparable 2003 balances due to the Company adopting FIN No. 46R at the beginning of its 2004 fiscal year on January 4, 2004.

NOTE 15. GOODWILL
     FAS No. 142 requires that goodwill be reviewed for impairment annually, as well as upon the occurrence of certain events that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Under FAS No. 142, goodwill impairment is deemed to exist, and must then be further assessed, if a reporting unit’s carrying amount exceeds its estimated fair value. The Company’s reporting units are funeral, cemetery and insurance, which are consistent with the Company’s operating segments. All of the Company’s goodwill is recorded in the funeral reporting unit. In accordance with FAS No. 142, the Company undertook its annual goodwill impairment review during the third fiscal quarters of 2005, 2004 and 2003, and, as a result, there was no indication of goodwill impairment as at October 8, 2005, October 9, 2004 or October 4, 2003, as the estimated fair value of the funeral reporting unit exceeded its carrying amount. The fair value of the funeral reporting unit was determined by using a discounted cash flow valuation methodology consistent with that applied at the Effective Date, with a discount rate comparable with other enterprises in the death care industry, adjusted for risks associated with differences in company size, certain characteristics specific to the Company and cash flow projection risk.
     The changes in the carrying amount of goodwill for the funeral reporting unit are as follows:

	52 Weeks	52 Weeks
	Ended	Ended
	December 31, 2005	January 1, 2005
Balance, beginning of year	$321,134	$320,640
Reduction in valuation allowance against deferred tax assets established at time of emergence from reorganization proceedings	(19,535)	—
Reduction in deferred tax liability established at time of emergence from reorganization proceedings	(5,683)	—
Effect of foreign currency and other	(26)	494

Balance, end of year	$295,890	$321,134

     During the year, the Company recorded a reduction of $33.9 million in the valuation allowance on the Company’s deferred tax assets established at time of emergence from reorganization proceedings, as it was determined that it is more likely than not that a portion of the deferred tax assets will be realized. In accordance with SFAS No. 109 “Accounting for Income Taxes” and SOP 90-7 “Financial Reporting by Entities in Reorganization under Bankruptcy Code,” $19.5 million of the reversal was applied against goodwill recorded at the time of Company’s emergence from reorganization proceedings (see Note 2). The remaining $14.4 million of the reversal was recorded as a tax benefit during the year.
     At emergence from reorganization proceedings, the Company recorded deferred income tax liabilities based on estimating temporary differences from differing treatment of items for tax and accounting purposes. During the 52 weeks ended December 31, 2005, the Company reduced this estimate by $5.7 million and recorded an offsetting reduction to goodwill.
NOTE 16. SEGMENT REPORTING
     The Company’s reportable segments are comprised of the three businesses it operates, each of which offers different products and services: funeral homes, cemeteries and insurance (see Note 1).
     The Company sells primarily to external customers, though any inter-segment sales or transfers occur at market price. The Company evaluates performance based on income from operations of the respective businesses.

	Funeral	Cemetery	Insurance	Other	Consolidated
Revenue earned from external sales:
52 weeks ended December 31, 2005	$479,799	$174,110	$95,005	$—	$748,914
52 weeks ended January 1, 2005	$472,935	$164,052	$80,124	$—	$717,111
53 weeks ended January 3, 2004	$491,611	$168,024	$61,127	$—	$720,762
Income from operations:
52 weeks ended December 31, 2005	$87,280	$23,550	$5,068	$(42,815)	$73,083
52 weeks ended January 1, 2005	$94,640	$23,768	$4,710	$(51,218)	$71,900
53 weeks ended January 3, 2004	$110,529	$26,383	$1,752	$(56,281)	$82,383
Depreciation:
52 weeks ended December 31, 2005	$24,864	$14,827	$148	$4,759	$44,598
52 weeks ended January 1, 2005	$24,283	$14,062	$166	$3,582	$42,093
53 weeks ended January 3, 2004	$24,194	$13,364	$139	$2,525	$40,222
Total assets:
December 31, 2005	$1,107,916	$807,673	$326,160	$32,554	$2,274,303
January 1, 2005	$1,154,019	$878,350	$272,823	$67,235	$2,372,427
January 3, 2004	$1,218,974	$668,357	$481,622	$84,050	$2,453,003
Goodwill:
December 31, 2005	$295,890	$—	$—	$—	$295,890
January 1, 2005	$321,134	$—	$—	$—	$321,134
Purchase of property and equipment:
52 weeks ended December 31, 2005	$25,715	$5,477	$105	$11,213	$42,510
52 weeks ended January 1, 2005	$23,273	$3,362	$74	$10,474	$37,183
53 weeks ended January 3, 2004	$18,640	$2,292	$183	$4,087	$25,202
Development of cemetery property:
52 weeks ended December 31, 2005	$—	$3,178	$—	$—	$3,178
52 weeks ended January 1, 2005	$—	$3,100	$—	$—	$3,100
53 weeks ended January 3, 2004	$—	$2,122	$—	$—	$2,122

     The following table reconciles earnings from operations of reportable segments to total earnings and identifies the components of “Other” segment earnings from operations:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Earnings from operations of funeral, cemetery and insurance segments	$115,898	$123,118	$138,664
Other expenses of operations:
General and administrative expenses	(42,815)	(51,218)	(56,281)

Income from operations	$73,083	$71,900	$82,383

     The following table reconciles total assets of reportable segments and details the components of “Other” segment assets, which is mainly comprised of corporate assets:

	December 31, 2005	January 1, 2005	January 3, 2004
Total assets of funeral, cemetery and insurance segments	$2,241,749	$2,305,191	$2,368,953
“Other” assets includes:
Cash	757	2,039	30,911
Receivables	7,188	5,294	5,116
Prepaid expenses	5,604	24,572	23,736
Property and equipment	23,345	16,494	9,186
Other	(4,340)	18,837	15,101

	$2,274,303	$2,372,427	$2,453,003

     The Company operates principally in the United States and also has operations in Canada. The Company’s United Kingdom operations are classified as discontinued operations and were disposed of on October 20, 2003. The following tables depict the revenue earned and the long-lived assets held in the reportable geographic segments.

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Revenue:
United States	$685,429	$660,470	$665,488
Canada	63,485	56,641	55,274

	$748,914	$717,111	$720,762

	December 31, 2005	January 1, 2005	January 3, 2004
Property and equipment and cemetery property:
United States	$564,303	$573,280	$592,057
Canada	95,065	86,017	74,625

	$659,368	$659,297	$666,682

NOTE 17. CONDENSED CONSOLIDATING GUARANTOR FINANCIAL INFORMATION
     The following presents the condensed consolidating guarantor financial information as of the 52 weeks ended December 31, 2005 and the 52 weeks ended January 1, 2005 and for the 52 weeks ended December 31, 2005, the 52 weeks ended January 1, 2005 and the 53 weeks ended January 3, 2004 for the direct and indirect domestic subsidiaries of the Company that serve as guarantors of the 7.75% senior unsecured notes due in 2012, and the Company’s subsidiaries that do not serve as guarantors. Non-guarantor subsidiaries include the Canadian and Puerto Rican subsidiaries, insurance subsidiary and certain domestic subsidiaries that are prohibited by law from guaranteeing the 7.75% senior unsecured notes due in 2012.
Condensed Consolidating Balance Sheets

	December 31, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
ASSETS
Cash and cash equivalents	$—	$4,034	$3,421	$—	$7,455
Other current assets	1,964	60,070	13,497	—	75,531
Pre-need funeral receivables and trust investments	—	260,915	285,617	(212,105)	334,427
Pre-need cemetery receivables and trust investments	—	287,522	273,732	(253,932)	307,322
Cemetery property and property and equipment	—	549,860	109,508	—	659,368
Insurance invested assets	—	—	294,598	—	294,598
Goodwill	—	247,160	48,730	—	295,890
Investment in subsidiaries	1,075,366	(91,898)	—	(983,468)	—
Cemetery perpetual care trust investment	—	464	243,341	—	243,805
Other assets	8,101	17,367	30,439	—	55,907

Total assets	$1,085,431	$1,335,494	$1,302,883	$(1,449,505)	$2,274,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities	$39,333	$73,597	$6,804	$—	$119,734
Current maturities of long-term debt	—	2,412	23	—	2,435
Intercompany, net of investments in and advances to affiliates	82,643	(260,549)	177,906	—	—
Long-term debt	365,683	5,357	—	—	371,040
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	533,061	573,091	(466,037)	640,115
Insurance policy liabilities	—	—	266,729	—	266,729
Other liabilities	19	20,040	12,476	—	32,535
Non-controlling interest in perpetual care trusts	—	—	243,962	—	243,962
Stockholders’ equity	597,753	961,576	21,892	(983,468)	597,753

Total liabilities and stockholders’ equity	$1,085,431	$1,335,494	$1,302,883	$(1,449,505)	$2,274,303

Condensed Consolidating Balance Sheets

	January 1, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
ASSETS
Cash and cash equivalents	$—	$6,385	$2,994	$—	$9,379
Other current assets	—	98,759	12,038	—	110,797
Assets held for sale	—	31,695	72,649	(22,288)	82,056
Pre-need funeral receivables and trust investments	—	261,568	292,069	(217,607)	336,030
Pre-need cemetery receivables and trust investments	—	283,435	271,003	(242,784)	311,654
Cemetery property and property and equipment	—	557,671	101,626	—	659,297
Insurance invested assets	—	—	250,785	—	250,785
Goodwill	—	274,691	46,443	—	321,134
Investment in subsidiaries	995,959	(93,014)	—	(902,945)	—
Cemetery perpetual care trust investment	—	827	245,225	—	246,052
Other assets	10,339	15,926	18,978	—	45,243

Total assets	$1,006,298	$1,437,943	$1,313,810	$(1,385,624)	$2,372,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities	$42,827	$84,062	$13,773	$—	$140,662
Current maturities of long-term debt	4,509	2,838	1,736	—	9,083
Intercompany, net of investments in and advances to affiliates	(43,792)	(131,602)	175,394	—	—
Liabilities associated with assets held for sale	—	24,515	59,201	(22,288)	61,428
Long-term debt	446,826	7,708	23	—	454,557
Deferred pre-need funeral and cemetery contract revenue and non-controlling interest in funeral and cemetery trusts	—	521,111	575,868	(460,391)	636,588
Insurance policy liabilities	—	—	214,745	—	214,745
Other liabilities	16	29,410	12,885	—	42,311
Non-controlling interest in perpetual care trusts	—	—	257,141	—	257,141
Stockholders’ equity	555,912	899,901	3,044	(902,945)	555,912

Total liabilities and stockholders’ equity	$1,006,298	$1,437,943	$1,313,810	$(1,385,624)	$2,372,427

Condensed Consolidating Statement of Operations

	52 Weeks Ended December 31, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
Revenues	$—	$565,211	$183,703	$—	$748,914
Costs and expenses	—	470,250	164,145	—	634,395
General and administrative expenses	(1,996)	(13,985)	58,796	—	42,815
Provision for asset impairment	—	(1,008)	(371)	—	(1,379)

Income (loss) from operations	1,996	109,954	(38,867)	—	73,083
Interest on long-term debt	29,510	688	(129)	—	30,069
Intercompany charges	16,286	32,039	(48,325)	—	—
Other expense (income), net	—	(5,480)	818	—	(4,662)

Income (loss) before income taxes	(43,800)	82,707	8,769	—	47,676
Income taxes	(3,246)	16,088	(8,027)	—	4,815

Net income (loss) from continuing operations	(40,554)	66,619	16,796	—	42,861

Equity in subsidiaries	81,737	(2,210)	—	(79,527)	—
Discontinued operations
Loss from discontinued operations	—	(1,247)	(165)	—	(1,412)
Income taxes	—	(2)	268	—	266

Net loss from discontinued operations	—	(1,245)	(433)	—	(1,678)

Net income	$41,183	$63,164	$16,363	$(79,527)	$41,183

Condensed Consolidating Statement of Operations

	52 Weeks Ended January 1, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
Revenues	$—	$554,520	$162,591	$—	$717,111
Costs and expenses	—	449,833	142,373	—	592,206
General and administrative expenses	(362)	2,592	48,988	—	51,218
Provision for asset impairment	—	1,283	504	—	1,787

Income (loss) from operations	362	100,812	(29,274)	—	71,900
Interest on long-term debt	80,264	1,222	223	(3,630)	78,079
Intercompany charges	11,321	22,909	(34,230)	—	—
Other expense (income), net	—	(1,565)	403	—	(1,162)

Income (loss) before income taxes	(91,223)	78,246	4,330	3,630	(5,017)
Income taxes	(5,848)	2,345	2,050	—	(1,453)

Net income (loss) from continuing operations	(85,375)	75,901	2,280	3,630	(3,564)

Equity in subsidiaries	94,724	(4,116)	—	(90,608)	—
Discontinued operations
Income from discontinued operations	—	341	22,689	(3,630)	19,400
Income taxes	—	—	6,487	—	6,487

Net income from discontinued operations	—	341	16,202	(3,630)	12,913

Net income	$9,349	$72,126	$18,482	$(90,608)	$9,349

Condensed Consolidating Statement of Operations

	53 Weeks Ended January 3, 2004
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
Revenues	$—	$575,817	$144,945	$—	720,762
Costs and expenses	—	450,859	126,010	—	576,869
General and administrative expenses	(2,789)	12,180	46,890	—	56,281
Provision for asset impairment	—	5,383	(154)	—	5,229

Income (loss) from operations	2,789	107,395	(27,801)		82,383
Interest on long-term debt	65,051	11,499	1,281	(1,378)	76,453
Intercompany charges	20,308	(71,062)	50,754	—	—
Other expense (income), net	—	1,995	2,061	—	4,056

Income (loss) before income taxes	(82,570)	164,963	(81,897)	1,378	1,874
Income taxes	(8,162)	179	1,498	—	(6,485)

Net income (loss) from continuing operations	(74,408)	164,784	(83,395)	1,378	8,359

Equity in subsidiaries	85,215	905	—	(86,120)	—
Discontinued operations
Income (loss) from discontinued operations	—	(11,300)	19,548	(1,378)	6,870
Income taxes	—	—	4,422	—	4,422

Net income (loss) from discontinued operations	—	(11,300)	15,126	(1,378)	2,448

Net income (loss)	$10,807	$154,389	$(68,269)	$(86,120)	$10,807

Condensed Consolidating Statement of Cash Flows

	52 Weeks Ended December 31, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$83,157	$148	$64,129	$—	$147,434
Cash flows from operating activities of discontinued operations	—	795	(1,396)	—	(601)
Cash flows from investing activities of continuing operations	—	(6,587)	(62,366)	—	(68,953)
Cash flows from investing activities of discontinued operations	—	6,128	1,780	—	7,908
Cash flows from financing activities of continuing operations	(83,157)	(2,826)	(1,672)	—	(87,655)
Cash flows from financing activities of discontinued operations	—	(9)	(48)	—	(57)

Increase (decrease) in cash and cash equivalents	—	(2,351)	427	—	(1,924)
Cash and cash equivalents, beginning of period	—	6,385	2,994	—	9,379

Cash and cash equivalents, end of period	$—	$4,034	$3,421	$—	$7,455

Condensed Consolidating Statement of Cash Flows

	52 Weeks Ended January 1, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$116,629	$(57,133)	$41,154	$3,630	$104,280
Cash flows from operating activities of discontinued operations	—	16,975	5,943	(7,609)	15,309
Cash flows from investing activities of continuing operations	65,000	(4,088)	(63,761)	(65,000)	(67,849)
Cash flows from investing activities of discontinued operations	—	29,070	79,905	—	108,975
Cash flows from financing activities of continuing operations	(181,629)	(14,355)	(65,503)	68,979	(192,508)
Cash flows from financing activities of discontinued operations	—	(351)	(89)	—	(440)

	52 Weeks Ended January 1, 2005
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
Decrease in cash and cash equivalents	—	(29,882)	(2,351)	—	(32,233)
Cash and cash equivalents, beginning of period	—	36,267	5,345	—	41,612

Cash and cash equivalents, end of period	$—	$6,385	$2,994	$—	$9,379

Condensed Consolidating Statement of Cash Flows

	53 Weeks Ended January 3, 2004
	Parent		Non-	Consolidating	Consolidated
	Company	Guarantors	Guarantors	Adjustments	Totals
CASH PROVIDED BY (APPLIED TO)
Cash flows from operating activities of continuing operations	$(19,653)	$142,116	$13,355	$1,378	$137,196
Cash flows from operating activities of discontinued operations	—	9,354	10,910	(1,685)	18,579
Cash flows from investing activities of continuing operations	10,000	(11,428)	(41,995)	(10,000)	(53,423)
Cash flows from investing activities of discontinued operations	—	8,255	15,455	—	23,710
Cash flows from financing activities of continuing operations	9,653	(147,911)	(434)	10,307	(128,385)
Cash flows from financing activities of discontinued operations	—	(205)	(1,972)	—	(2,177)

Increase (decrease) in cash and cash equivalents	—	181	(4,681)	—	(4,500)
Cash and cash equivalents, beginning of period	—	36,089	10,023	—	46,112

Cash and cash equivalents, end of period	$—	$36,270	$5,342	$—	$41,612

NOTE 18. PROVISION FOR ASSET IMPAIRMENT
     In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS No. 144”), the Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. FAS No. 144 requires that long-lived assets to be held and used be recorded at the lower of carrying amount or fair value. Long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair value, less estimated cost to sell.
     Previously, the Company designated certain parcels of surplus real estate as held for sale, as they do not meet the Company’s future geographic and strategic objectives. During the 52 weeks ended December 31, 2005, the Company determined that the carrying amounts of certain parcels of the surplus real estate now exceeded the fair market value, less estimated cost to sell. Accordingly, the Company has recorded a long-lived asset impairment recovery of $1,379,000 for the 52 weeks ended December 31, 2005 (2004 charge of $1,922,000, 2003 charge of $4,395,000).
     As of December 31, 2005, in conjunction with the Company’s ongoing assessment to ensure that each of the Company’s properties fit into the Company’s strategy, the Company held two funeral home operations and one cemetery operation for sale. The carrying amount of these locations was $341,000. The fair market values were determined by specific offers or bids, or estimates based on comparable recent sales transactions. As the fair value exceeded the carrying value of these locations no long-lived asset impairment was recorded in 2005. For the 52 weeks ended December 31, 2005, these properties had funeral home revenues and costs of $392,000 and $533,000 (2004 — $563,000 and $410,000; 2003 — $779,000 and $800,000), respectively.
     The assets of $3,121,200 (January 1, 2005 — $3,275,700) and liabilities of $1,857,700 (January 1, 2005 — $1,953,500) of these locations are classified according to their nature in the consolidated balance sheets and, on the basis of immateriality have not been identified separately as to assets held for sale and liabilities associated with assets held for sale in the balance sheet.
     In addition, for the 52 weeks ended December 31, 2005, the total revenues and costs of disposed funeral home locations which were not reclassified to discontinued operations were $3,274,000 and $3,120,300 (2004 — $5,341,700 and $4,740,300; 2003 — $6,209,500 and $4,865,300), respectively.
     The fair market value was determined by specific offer or bid, or an estimate based on comparable recent sales transactions. The asset impairment provisions include management estimates. As a result, actual results could differ significantly from these estimates.
NOTE 19. DISCONTINUED OPERATIONS OF ASSETS HELD FOR SALE
     Over the previous three fiscal years, the Company engaged in a strategic market rationalization assessment to dispose of cemetery and funeral operating locations that did not fit into the Company’s market or business strategies, as well as under-performing locations and excess cemetery land. The Company will on a smaller scale and over time, continue to assess the Company’s portfolio of funeral and cemetery locations to ensure they continue to fit in the Company’s strategy. Once a property is added to the disposal list, the Company expects to complete the sale within one year. As of January 1, 2005, the Company had 18 funeral, six cemetery and four combination locations which have not been sold within one year of being added to the disposal list. The Company completed the sale of all these locations during 2005, except for one cemetery which was reclassified back to continuing operations. As a result the Company has reclassified the prior fiscal years to reflect any comparative amounts on a similar basis.
     During 2003, the Company identified Security Plan Life Insurance Company, its wholly-owned home service insurance company, as a non-strategic asset, because it was not part of the Company’s pre-need funeral sales efforts. The Company’s continuing wholly-owned pre-need life insurance company is Mayflower National Life Insurance Company. On June 17, 2004, the Company announced the signing of an agreement by its subsidiary, Mayflower National Life Insurance Company, to sell all the outstanding shares of Security Plan Life Insurance Company for $85,000,000. The sale concluded on

October 1, 2004. After payment of applicable taxes and expenses, and the recapitalization of Mayflower National Life Insurance Company, the Company utilized $65,000,000 of the proceeds to reduce long-term debt. The Company recorded a pre-tax gain on the sale of $16,011,000.
     The Company has classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provisions, and gains or losses recorded on disposition as income from discontinued operations. The Company has also reclassified the prior fiscal years to reflect any comparative amounts on a similar basis. All discontinued operations financial information presented under the insurance segment relate to Security Plan Life Insurance Company.
     Discontinued operations consists of long-lived asset impairment provisions, gains and losses recorded on disposition, and operating results of the locations. FAS No. 144 requires that long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair market value, less estimated costs to sell. Depreciation and amortization is not recorded once an asset has been identified as held for sale. The fair market value was determined by specific offer or bid, or an estimate based on comparable recent sales transactions. Impairment provisions on assets previously identified as held for sale resulted from changes in previously estimated proceeds, net asset values and closing costs. The long-lived asset impairment provisions are based on management estimates. As a result, actual results could differ significantly from these estimates.
     The Company’s debt agreements require sale proceeds (above specified limits) from assets held for sale to be applied towards the repayment of debt. During 2004 and 2003, the Company used such proceeds to pay down the Term Loan B. Accordingly, interest expense for discontinued operations was calculated by applying the applicable interest rates during the periods in which the repayment conditions were in effect to both the amounts of principal repaid and to the expected proceeds of assets remaining to be sold as of December 31, 2005. Certain comparative amounts have been reclassified to conform to the presentation adopted in the current year.
     The carrying amount, the fair market value, less estimated costs to sell, revenues and costs and impairment provisions for the locations identified as held for sale are presented in the following tables.

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Revenue
Funeral	$1,853	$19,829	$43,917
Cemetery	598	14,303	26,579
Insurance	—	41,720	54,956

	$2,451	$75,852	125,452

Gross margin
Funeral	$(152)	$874	$4,512
Cemetery	(237)	672	1,815
Insurance	—	9,382	12,207

	(389)	10,928	18,534
Long-lived asset impairment on assets identified as held for sale	568	15,361	20,179
Other expense (income), net	455	(27,505)	(10,050)

Income (loss) from discontinued operations	(1,412)	23,072	8,405
Interest on long-term debt	—	3,672	1,535

Income (loss) from discontinued operations, before tax	(1,412)	19,400	6,870

Income tax provision for discontinued operations:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Current	266	4,730	1,322
Deferred	—	1,757	3,100

	266	6,487	4,422

Net income (loss) from discontinued operations	$(1,678)	$12,913	$2,448

Depreciation included in gross margin of discontinued operations	$20	$626	$2,609

     Details of assets held for sale at January 1, 2005, are as follows:

	Funeral	Cemetery	Total
Assets held for sale
Current assets	$2,141	$215	$2,356
Pre-need receivables and investments	21,818	33,790	55,608
Property and equipment	11,110	—	11,110
Other assets	209	12,773	12,982

	$35,278	$46,778	$82,056

Liabilities associated with assets held for sale
Current liabilities	$67	$260	$327
Deferred pre-need contract revenue	1,971	3,691	5,662
Non-controlling interest in funeral and cemetery trusts	20,034	34,306	54,340
Other liabilities	412	687	1,099

	$22,484	$38,944	$61,428

Non-controlling interest in perpetual care trusts	$—	$11,819	$11,819

NOTE 20. INCOME PER SHARE
     The basic and diluted income per share computations for net income were as follows:

	52 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Income (numerator):
Net income attributable to Common stockholders	$41,183	$9,349	$10,807

Shares (denominator):
Basic weighted average number of shares of Common stock outstanding (thousands)	40,245	40,001	39,971
Effect of stock options assumed exercised	1,357	1,131	494

Diluted weighted average number of shares of Common stock outstanding (thousands)	41,602	41,132	40,465

     For the 52 weeks ended December 31, 2005, 1,357,000 employee and director stock options were dilutive to earnings and are included in the calculation of diluted income per share. Employee and director stock options to purchase 1,028,000 shares of Common Stock, warrants to purchase 2,992,000 shares of Common Stock and 236,800 shares of restricted Common Stock units were not included in the computation of diluted loss per share, because they were anti-dilutive.
NOTE 21. DERIVATIVE FINANCIAL INSTRUMENTS
     As of December 31, 2005, the fair value of all of the Company’s derivatives under the Foreign Currency Hedge Program was an unrealized gain of $941,000 (2004 — $2,087,000), which is included in other current assets in the Company’s consolidated balance sheet. The Effective Portion is $863,000 (2004 — $1,919,000) and is included in accumulated other comprehensive income in the Company’s consolidated balance sheet. The Ineffective Portion is $89,900 and is included in general and administrative expenses for the 52 weeks ended December 31, 2005 (2004 — $168,000, 2003 — $48,000). Included in general and administrative expenses for the 52 weeks ended December 31, 2005, was a net gain of $1,816,000 (2004 — $639,000, 2003 — $nil) of which $1,749,000 (2004 — $341,000, 2003 — $nil) was the Effective Portion and $67,000 (2004 — $298,000, 2003 — $nil) was the Ineffective Portion. The Company uses the cumulative dollar offset method to measure hedge effectiveness. As of December 31, 2005, a portion of the Company’s Foreign Currency Expenditure from the period January 2, 2005, to March 2007, was hedged. As of December 31, 2005, the Company estimates that based on current exchange rates and maturity dates of the Company’s derivatives, $836,800 would be expected to be reclassified from accumulated other comprehensive income to current earnings and included in general and administrative expenses over the next 12 months.
NOTE 22. EFFECT OF HURRICANE KATRINA
     During the 52 weeks ended December 31, 2005, some of the Company’s operations were affected by Hurricane Katrina. The Company operated 30 funeral homes, four cemeteries and a limousine company in these areas of Louisiana and Mississippi that were affected by the hurricane on August 29, 2005. The Company has experienced some damage at all of these locations. Repair work has begun at many of the locations. Of the 30 funeral homes, seven experienced significant damage, were not in operation at the end of the 2005 fiscal year and are not expected to reopen. All four cemeteries are in operation. The New Orleans limousine company that had provided services both to the Company’s funeral operations and other third-parties experienced significant damage to its fleet of vehicles and will not be resuming operations.
     The Company is making every effort to use its existing operating facilities to provide services to customers normally served by one of the Company’s closed locations.
     The Company’s insurance subsidiary is also headquartered in New Orleans and although forced to relocate temporarily to Cincinnati, has resumed operations from New Orleans. The temporary relocation did not significantly affect the Company’s operating results.
Financial results
     The Company’s financial results include the results from operations for those locations affected by Hurricane Katrina as outlined in the following table:

	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	December 31, 2005	January 1, 2005	January 3, 2004
Funeral Homes
Revenue	$29,460	$29,728	$29,813
Costs and expenses	24,175	24,530	24,962

Gross Margin	$5,285	$5,198	$4,851

Number of funeral services performed	6,389	6,371	6,687
Number of same-site funeral services performed	5,665	5,110	5,405
Pre-need funeral contracts written	$9,871	$11,982	$12,081
Cemeteries
Revenue	$2,953	$3,275	$4,134
Costs and expenses	2,835	2,869	2,625

Gross Margin	$118	$406	$1,509

Number of cemetery interments	1,041	892	931
Pre-need cemetery contracts written	$1,262	$1,300	$1,455
Insurance coverage and long-term asset gain or loss
     The Company purchases insurance coverage for property damage, including damage from wind and flood, subject to separate limits, sub-limits and deductible amounts. The Company, along with its insurance companies, is continuing to assess and estimate the extent of damages. Based on a review of the Company’s insurance policy, the Company expects to recover a substantial portion of the costs associated with the storm damage through insurance, including the capital costs of rebuilding. For those properties not in operation and requiring significant repair or rebuilding, insurance proceeds have not yet been fully estimated and as a result, any estimated loss or gain for these properties cannot be determined. The net book value of buildings and contents for those locations not in operation aggregates approximately $4.3 million at December 31, 2005.
     The Company has recorded an expense of $1.8 million in the 52 weeks ended December 31, 2005, representing its expected deductible under its insurance policies and other expenses not expected to be reimbursed under the insurance policy. Under its internal risk sharing practice, the Company’s aggregate deductible costs are charged to all its operations, not just the locations affected by Hurricane Katrina. The effect on funeral and cemetery costs for the 52 weeks ended December 31, 2005 was $1.3 million and $0.5 million respectively.
     The Company received in 2005, $4.1 million as an advance payment from its insurance companies for claims submitted. This has not been recorded as income but as insurance proceeds to be applied against incurred and anticipated repair and rebuilding costs.
     The Company is self-insured for physical damage to its owned and leased automobiles and charges the aggregate resulting costs to all of its operations. Hurricane Katrina resulted in estimated damages across our vehicles aggregating $0.6 million. The effect of Hurricane Katrina vehicle damage on funeral and cemetery costs for the 52 weeks ended December 31, 2005 was $0.5 million and $0.1 million respectively.
     The Company has business interruption insurance that allows the recovery of operating costs and lost profits. The Company is preparing its analysis in support of a claim. Potential proceeds from this claim cannot currently be reasonably estimated and therefore no receivable or recovery has been recorded as of December 31, 2005.
NOTE 23. QUARTERLY FINANCIAL DATA (UNAUDITED)
     Certain of the Company’s quarterly financial data in the table below have been adjusted from the Company’s 2005 and 2004 quarterly reports on Form 10-Q, due to the reclassification of assets held for sale as discontinued operations.
     The 2004 adjustments below represent the incremental adjustments as previously reported on the Company’s Annual Report on Form 10-K (Item 8 Note 22) for the 52 weeks ended January 1, 2005.

	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter
52 Weeks Ended December 31, 2005:
Revenue, previously stated	$173,468	$214,782	$176,778	$183,796
Adjustment to reclassify for discontinued operations	—	—	—	90

Revenue, adjusted	$173,468	$214,782	$176,778	$183,886

Gross profit, previously stated	$27,126	$22,901	$28,190	$36,301
Adjustment to reclassify for discontinued operations	—	—	—	1

Gross profit, adjusted	$27,126	$22,901	$28,190	$36,302

Net income	$9,061	$6,905	$12,081	$13,136
Basic income per Common share	$0.22	$0.17	$0.30	$0.33
Diluted income per Common share	$0.21	$0.16	$0.29	$0.32
52 Weeks Ended January 1, 2005:
Revenue, previously stated	$167,103	$210,665	$162,188	$176,834
Adjustment to reclassify for discontinued operations	54	105	93	69

Revenue, adjusted	$167,157	$210,770	$162,281	$176,903

Gross profit, previously stated	$28,498	$32,735	$28,770	$34,808
Adjustment to reclassify for discontinued operations	93	1	15	(15)

Gross profit, adjusted	$28,591	$32,736	$28,785	$34,793

Net income (loss)	$24,365	$(13,379)	$(6,476)	$4,839
Basic income (loss) per Common share	$0.61	$(0.33)	$(0.16)	$0.12
Diluted income (loss) per Common share	$0.60	$(0.33)	$(0.16)	$0.12